Exhibit 10.1

CONVEYANCE OF NET PROFITS INTERESTS

AND OVERRIDING ROYALTY INTEREST

This Conveyance of Net Profits Interests and Overriding Royalty Interest (as may be amended, supplemented or otherwise modified from time to time, this “Conveyance”) has been executed on June 15, 2012 (the “Execution Date”), but is made effective as of the Effective Time (as defined below), from Pacific Coast Energy Company LP, a Delaware limited partnership (“Grantor”) to The Bank of New York Mellon Trust Company, N.A., with offices at 919 Congress Avenue, Suite 500, Austin, Texas 78701, Attention: Michael J. Ulrich, as trustee (“Trustee”), acting not in its individual capacity but solely as trustee of the Pacific Coast Oil Trust (the “Trust”), a statutory trust created under the Delaware Statutory Trust Act as of January 3, 2012 (such Trust being the “Grantee”).

Grantor and Grantee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used in this Conveyance shall have the respective meanings ascribed to them in Article II.

ARTICLE I

GRANT OF NET PROFITS INTERESTS

AND OVERRIDING ROYALTY INTEREST

For and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Grantor paid by Grantee, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor has bargained, sold, granted, conveyed, transferred, assigned, set over, and delivered, and by this Conveyance does hereby bargain, sell, grant, convey, transfer, assign, set over, and deliver unto Grantee, its successors and assigns, effective as of the Effective Time, (i) the Developed Properties Net Profits Interest, which shall be calculated in accordance with the provisions of Article IV and payable solely out of the Developed Properties Net Profits, all as more fully provided hereinbelow; (ii) the Remaining Properties Net Profits Interest, which shall be calculated in accordance with the provisions of Article IV and payable solely out of the Remaining Properties Net Profits, all as more fully provided hereinbelow; and (iii) the Overriding Royalty Interest, which shall be calculated and paid in accordance with the provisions of Article IV and payable solely out of the balance in the Overriding Royalty Account, all as more fully provided hereinbelow.

TO HAVE AND TO HOLD the Developed Properties Net Profits Interest and the Remaining Properties Net Profits Interest, and the Overriding Royalty Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns, subject, however, to the following terms and provisions:

ARTICLE II

INTERPRETATION; DEFINITIONS

Section 2.1 Interpretation. All references in this Conveyance to Exhibits, Articles, Sections, subsections, clauses and other subdivisions refer to the corresponding Exhibits, Articles, Sections, subsections, clauses and other subdivisions of or to this Conveyance unless expressly provided otherwise. Titles or headings appearing at the beginning of any Exhibits,

Articles, Sections, subsections, clauses and other subdivisions of this Conveyance are for convenience only, do not constitute any part of this Conveyance and shall be disregarded in construing the language hereof. The words “this Conveyance,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Conveyance as a whole and not to any particular Article, Section, subsection, clause or other subdivision unless expressly so limited. The words “this Article,” “this Section,” “this subsection,” “this clause,” and words of similar import, refer only to the Article, Section, subsection and clause hereof in which such words occur. The word “including” (in its various forms) means including without limitation. All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this Conveyance. Unless expressly provided to the contrary, the word “or” is not exclusive. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Exhibits referred to herein are attached to and by this reference incorporated herein for all purposes. Reference herein to any federal, state, local or foreign law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 2.2 Definitions. As used herein, the following terms shall have the respective meanings ascribed to them below:

“Administrative Charge” shall mean an amount equal to one million dollars ($1,000,000), which amount shall change on an annual basis commencing on April 1, 2013 based on the CPI.

“Administrative Hedge Costs” shall mean those costs paid by Grantor from and after the Effective Time to counterparties under the Existing Hedges or to Persons that provide credit to maintain any Existing Hedge, but excluding any Hedge Settlement Costs.

“Affiliate” shall mean with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” (and the related terms “controlling,” “controlled by,” and “under common control”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided that Breitburn Energy Partners L.P. and its subsidiaries shall not be considered or deemed to be Affiliates of Grantor.

“Business Day” shall mean any day that is not a Saturday, Sunday, a holiday determined by the NYSE Regulation, Inc. as affecting “ex” dates” or any other day on which national banking institutions in New York, New York or Austin, Texas are closed as authorized or required by law.

“Conveyance” shall have the meaning ascribed to it in the Preamble to this Conveyance.

“CPI” shall mean the year-over-year unadjusted percent change of the all items index (as of December of the then-current calendar year) of the Consumer Price Index for All Urban Consumers (CPI-U) for the US City Average, 1982-1984 = 100, published by the United States Department of Labor, Bureau of Labor Statistics.

“Deepest Producing Formation” shall mean, for each Developed Properties Subject Well, the deepest horizon currently producing, or capable of producing, Hydrocarbons in that Developed Properties Subject Well, as set forth on Exhibit D.

“Developed Properties Debit Balance” shall have the meaning given such term in Section 4.2(b).

“Developed Properties Eligible Materials” shall mean Materials for which amounts in respect of the cost of such Materials were properly debited to the Developed Properties Net Profits Account.

“Developed Properties Excluded Deductions” shall mean deduction amounts related to any of the following items: (a) any amount that has also been used to reduce or offset the amount of the Developed Properties Subject Hydrocarbons (or proceeds of production thereof) or has otherwise not been included therein (including proceeds attributable to royalties, overriding royalties, production payments and other charges burdening the Developed Properties Subject Interests as of the Effective Time if such charges have been used to reduce or offset the amount of the Developed Properties Subject Hydrocarbons (or proceeds of production thereof)); (b) any overriding royalty, production payment or other charge burdening the Developed Properties Subject Interests which was created by Grantor after the Effective Time; (c) any general, administrative or overhead costs paid or incurred by Grantor or its Affiliates, except for those expressly permitted hereunder; (d) any interest, premiums, fees or similar charges arising out of borrowings or purchases of any goods, equipment or other items on credit, whether or not used on or otherwise related to the Developed Properties Subject Interests; (e) all Developed Properties Processing Costs; (f) any amounts paid by Grantor (initial or a successor) to such Grantor’s predecessor in interest with respect to part or all of the Developed Properties Subject Interests (including without limitation any purchase price or other consideration paid by Grantor to such predecessor in interest to acquire all or part of the Developed Properties Subject Interests); (g) any amount arising from any condition, circumstance, activity, practice, incident, action, or plan that gives rise to any material liability, or otherwise forms the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, Release or threatened Release into the environment, of any pollutant, contaminant, or hazardous substance or other toxic material or waste from or attributable to the use or operation of any of the Developed Properties Subject Interests which either occurred prior to, on or after the Effective Time and are attributable to Grantor’s gross negligence or willful misconduct; and (h) costs and expenses arising out of operations covered by the AFEs shown on Exhibit B-1.

“Developed Properties Excluded Proceeds” shall mean the following proceeds and amounts:

(a) any Developed Properties Offset Amounts, except that, for purposes of determining the proceeds and amounts that constitute “Developed Properties Excluded Proceeds” for purposes hereof, (i) there shall not be any deductions to such proceeds and amounts, in the cases of subsections (c), (h) and (j) of the definition for “Developed Properties Offset Amounts,” for the actual costs of salvage or disposition or any Developed Properties Processing Costs, as applicable, (ii) cash payments received by Grantor as a result of any pooling or unitization of the

Developed Properties Subject Interests shall be considered Developed Properties Excluded Proceeds regardless of whether the costs giving rise to such payments were charged to the Developed Properties Net Profits Interest, and (iii) insurance proceeds received by Grantor shall be considered Developed Properties Excluded Proceeds regardless of whether the cost of such insurance was charged to the Developed Properties Net Profits Account;

(b) any proceeds that are withheld from Grantor for any reason (other than at the request of Grantor), until such time that the proceeds are actually received by Grantor, provided that proceeds that are received by Grantor and promptly deposited by it with an escrow agent in order to resolve a dispute with respect thereto shall not be considered to be “received” by Grantor for purposes of this definition until the time that such amounts are actually collected by Grantor;

(c) if Grantor becomes an underproduced party under any Gas balancing or similar arrangement affecting the Developed Properties Subject Interests, any amounts for any Gas attributable to the Developed Properties Subject Interests for which Grantor is entitled to receive “make-up” Gas in the future that would otherwise be attributable to the Developed Properties Subject Interests;

(d) if Grantor becomes an overproduced party under any Gas balancing or similar arrangement affecting the Developed Properties Subject Interests, any amounts for any Gas taken by an underproduced party as “make-up” Gas that would otherwise be attributable to the Developed Properties Subject Interests;

(e) any amount received by Grantor after the Effective Time in respect of any production of Developed Properties Subject Hydrocarbons prior to the Effective Time;

(f) any amount to which Grantor is entitled by virtue of a judgment of a court of competent jurisdiction resolving a dispute hereunder between Grantee and Grantor in favor of Grantor, or any amount paid to Grantor in settlement of such dispute;

(g) any amounts or compensation received by Grantor in connection with any Prior Reversionary Interest; and

(h) any additional proceeds (i.e., proceeds attributable to the non-participating party) from the sale of Hydrocarbons related to any Developed Properties Subject Well with respect to which Grantor elects to be a participating party (whether such rights are available pursuant to an operating agreement or other agreement or arrangement) with respect to any operation with respect to such Developed Properties Subject Well for which another party or parties have elected not to participate in such operation (or have elected to abandon such Developed Properties Subject Well) and Grantor elects to pay the costs of such nonparticipating or abandoning party and as a result of which Grantor becomes entitled to receive, either temporarily (i.e., through a period of recoupment) or permanently such additional proceeds from the sale of Hydrocarbons related to such Developed Properties Subject Well.

“Developed Properties Gross Deductions” shall mean the following costs and expenses (and, where applicable, losses, liabilities and damages), to the extent that the same (x) are properly allocable to the Developed Properties Subject Interests (and any related equipment or property used in connection therewith) and the production and marketing of Developed Properties Subject Hydrocarbons therefrom and (y) have been incurred or accrued by Grantor, from and after the Effective Time, but that are not attributable to a production month that occurs prior to the Effective Time (excluding, in all instances, the Developed Properties Excluded Deductions):

(a) all costs paid by Grantor (i) for drilling, development, production and abandonment operations (including activities necessary to gain access to and prepare well locations for drilling; operations and activities related to drilling and equipping Developed Properties Subject Wells and service and injector wells; operations constituting or associated with workovers; the plugging and abandoning of any well or facility on the Developed Properties Subject Interests; and secondary recovery, pressure maintenance, repressuring, recycling and other operations conducted for the purpose of enhancing production from the Developed Properties Subject Interests), (ii) for all direct labor (including employee and fringe benefits) and other services necessary for drilling, operating, producing and maintaining the Developed Properties Subject Interests and workovers of any Developed Properties Subject Well, (iii) for treatment, dehydration, compression, separation and transportation of the Developed Properties Subject Hydrocarbons (including activities related to the acquisition, construction and installation of production and injection facilities), (iv) for all Materials purchased for use on, or in connection with, any of the Developed Properties Subject Interests and (v) for any other operations with respect to the exploration, development or operation of Developed Properties Subject Hydrocarbons (including costs for the maintenance of any Developed Properties Subject Well or facility on the Leases; replacement of any facilities; the restoration or remediation of the surface or subsurface sites associated with the Developed Properties Subject Interests or lands pooled or unitized therewith; and any marketing fees paid to non-Affiliates of Grantor); provided, however, that (A) the costs charged to the Developed Properties Net Profits Account for such items shall be made (1) on the same basis as such costs are charged under the operating agreement associated with the applicable portion of the Developed Properties Subject Interests at the time the transaction giving rise to such costs occurred, or (2) in the absence of such operating agreement, on the same basis as Grantor is charged under existing third party arrangements, or (3) in the absence of both such operating agreement and such third-party arrangements, on the same basis as costs are typically charged under operating agreements generally used for onshore operations in the State of California; and (B) if Grantor elects to pay the costs of a nonconsenting party or nonparticipating party with respect to which the gross proceeds derived from such costs are not credited to the Developed Properties Net Profits Account, Grantor shall be solely responsible for such costs;

(b)(i) all losses, costs, expenses, liabilities and damages (including outside legal, accounting and engineering services) attributable to, or incident to the operation or maintenance of, the Developed Properties Subject Interests associated with (A) defending, prosecuting, handling, investigating or settling litigation, administrative proceedings, claims (including lien claims other than liens for borrowed funds), damages, judgments, fines, penalties and other liabilities, (B) the payment of judgments, penalties and other liabilities (including interest thereon), paid by Grantor and not reimbursed under insurance maintained by Grantor or others (including all losses, costs, expenses, liabilities and damages arising from third-party claims, lawsuits or causes of action for personal injury or death or damage to personal or real property (both surface and subsurface), including those losses, costs, expenses, liabilities and damages arising under Environmental Laws with respect to the Developed Properties Subject Interests or in any way from the environmental condition of the Developed Properties Subject Interests), (C) the payment or restitution of any proceeds of Developed Properties Subject Hydrocarbons, (D) complying with applicable local, state and federal statutes, ordinances, rules and regulations, and (E) tax or royalty audits, and (ii) any other loss, cost, expense, liability or damage (including settlement costs and reasonable attorneys’ fees) incurred by Grantor in relation to the Developed Properties Subject Interests not paid or reimbursed under insurance; excluding, in each instance, any expenses incurred by Grantor in litigation of any claim or dispute arising hereunder between the Parties or amounts paid by Grantor to Grantee pursuant to a final order entered by a court of competent jurisdiction resolving any such claim or dispute or amounts paid by Grantor to Grantee in connection with the settlement of any such claim or dispute;

(c) all taxes, charges and assessments (excluding federal and state income, transfer, mortgage, inheritance, estate, franchise and like taxes) incurred, accrued or paid by Grantor with respect to the ownership of the Developed Properties Subject Interests or the extraction of the Developed Properties Subject Hydrocarbons, including production, severance or excise and other similar taxes, charges and assessments assessed against, or measured by, the production of (or the proceeds or value of production of) Developed Properties Subject Hydrocarbons, occupation taxes, gathering, pipeline, excise, sales, use and other taxes, and ad valorem and property taxes, charges and assessments assessed against or attributable to the Developed Properties Subject Interests or any equipment used in connection with production from any of the Developed Properties Subject Interests and any extraordinary or windfall profits taxes, charges and assessments that may be assessed in the future based upon profits realized or prices received from the sale of Developed Properties Subject Hydrocarbons;

(d) all insurance premiums attributable to the ownership or operation of the Developed Properties Subject Interests paid by Grantor for insurance actually carried for periods after the Effective Time with respect to the Developed Properties Subject Interests, or any equipment located on any of the Developed Properties Subject Interests, or incident to the operation or maintenance of the Developed Properties Subject Interests;

(e) all amounts and other consideration paid by Grantor for (i) rent and the use of or damage to the surface, (ii) delay rentals, shut-in well payments, minimum royalties and similar payments, and (iii) fees for renewal, extension, modification, amendment, replacement or supplementation of the Leases included in the Developed Properties Subject Interests;

(f) all amounts charged by the relevant operator as overhead, administrative or indirect charges specified in the applicable operating agreements or other arrangements now or hereafter covering the Developed Properties Subject Interests or operations with respect thereto;

(g) to the extent Grantor is the operator of certain of the Developed Properties Subject Interests and there is no operating agreement covering such portion of the Developed Properties Subject Interests, those overhead, all administrative or indirect charges that are allocated by Grantor to such portion of the Developed Properties Subject Interests, to the extent that such charges are allocated in the same manner that Grantor allocates to other similarly owned and operated properties;

(h) if, as a result of the occurrence of the bankruptcy or insolvency or similar occurrence of the purchaser of Developed Properties Subject Hydrocarbons, any and all amounts previously credited to the Developed Properties Net Profits Account are reclaimed from Grantor or its representative, then the amounts reclaimed as promptly as practicable following Grantor’s payment thereof;

(i) all costs and expenses paid by Grantor for recording this Conveyance and, immediately prior to the last Payment Period, costs estimated in good faith to record the termination or release of this Conveyance;

(j) all Gross Administrative Hedge Costs;

(k) all Gross Hedge Settlement Costs;

(l) all amounts previously included, or otherwise accounted for, in the calculation of Developed Properties Gross Profits but subsequently paid by Grantor as a refund, interest or penalty;

(m) at the option of Grantor, all amounts reserved for approved development expenditure projects on the Developed Properties Subject Interests, including amounts for drilling, recompletion and workover costs, provided that, such amounts, (i) to the extent not already spent or incurred by Grantor, will, together with such amounts on the Remaining Properties Subject Interests, at no time exceed two million dollars ($2,000,000) in the aggregate, and (ii) shall not be included as part of the Developed Properties Gross Deductions in subsequent Payment Periods; and

(n) all costs accrued for future plugging and abandonment of any well or facility on the Developed Properties Subject Interests; provided that such amounts shall not be included as part of the Developed Properties Gross Deductions in subsequent Payment Periods.

“Developed Properties Gross Fair Value” means an amount equal to the Fair Value divided by eighty percent (80%).

“Developed Properties Gross Profits” shall mean, for each Payment Period following the Effective Time, an amount equal to the sum of (excluding, in all instances, the Developed Properties Excluded Proceeds) the gross proceeds received by Grantor during the applicable Payment Period (and that are not attributable to a production month that occurs prior to the Effective Time) from the sale of all Developed Properties Subject Hydrocarbons, including the following proceeds and amounts: (a) all proceeds and consideration received, directly or indirectly, for advance payments and payments under take-or-pay and similar provisions of Production Sales Contracts when credited against the price for delivery of production; and (b) all proceeds and amounts received by Grantor (i) from any “make up” Gas taken by Grantor as a result of its position as an underproduced party under any Gas balancing or similar arrangement affecting the Developed Properties Subject Interests, (ii) received as a balancing of accounts under a Gas balancing or other similar arrangement affecting the Developed Properties Subject Interests either as an interim balancing or at the depletion of the reservoir, and (iii) for any Gas taken by Grantor attributable to the Developed Properties Subject Interests in excess of its entitlement share of such Gas; provided, however, that Developed Properties Gross Profits (A) shall not include any Developed Properties Processing Proceeds and (B) in the event that Developed Properties Subject Hydrocarbons are Processed prior to sale, shall only include the Payment Value of such Developed Properties Subject Hydrocarbons before any such Processing.

“Developed Properties Net Deductions” shall mean, for each Payment Period following the Effective Time, an amount equal to the excess, if any, of (a) the sum of the Developed Properties Gross Deductions over (b) the sum of the Developed Properties Offset Amounts.

“Developed Properties Net Profits” shall have the meaning given such term in Section 4.2(a).

“Developed Properties Net Profits Account” shall mean the account maintained in accordance with the provisions of Sections 4.1(a), (b), (e) and (f).

“Developed Properties Net Profits Interest” shall mean an overriding royalty interest calculated as a variable undivided percentage interest in and to the Developed Properties Subject Hydrocarbons entitling Grantee to receive a sum equal to the Developed Properties Proceeds Percentage of the Developed Properties Net Profits, if any, for each Payment Period for the term of this Conveyance.

“Developed Properties NPI Calculation” shall have the meaning given such term in Section 4.2(a).

“Developed Properties NPI Payment Amount” shall have the meaning given such term in Section 4.2(a).

“Developed Properties Offset Amounts” shall mean the following amounts (net of any applicable taxes):

(a) any amounts received by Grantor as delay rentals, bonus, royalty or other similar payments in relation to the Developed Properties Subject Interests;

(b) any amounts received by Grantor in connection with, or for dry hole, bottom hole or other similar contributions related to, the Developed Properties Subject Interests;

(c) upon salvage or other disposition, the applicable actual salvage value (determined in accordance with the applicable operating agreement then in effect and binding upon Grantor or, in the absence of such agreement, based on the fair market value of such items in the region in which they are located) of any Developed Properties Eligible Materials, less, in each instance, the actual costs of salvage or other disposition paid or incurred by Grantor in connection with such sale;

(d) any cash payments received by Grantor as a result of any pooling or unitization of the Developed Properties Subject Interests if the costs giving rise to such payments were charged to the Developed Properties Net Profits Account, directly or indirectly;

(e) any insurance proceeds received by Grantor as a result of any loss, liability or damage relating to the Developed Properties Subject Interests, Developed Properties Eligible Materials or Developed Properties Subject Hydrocarbons if the cost of such insurance was charged to the Developed Properties Net Profits Account;

(f) any amounts received by Grantor from third parties as rental or use fees for Developed Properties Eligible Materials;

(g) the gross proceeds of any judgments or claims received by Grantor for damages occurring on or after the Effective Time to (i) the Developed Properties Subject Interests, (ii) any Developed Properties Eligible Materials and (iii) any Developed Properties Subject Hydrocarbons;

(h) to the extent not covered under subsection (c) above, any proceeds received by Grantor from the sale of Developed Properties Eligible Materials less the actual costs paid or incurred by Grantor in connection with such sale;

(i) any payments made to Grantor in connection with the drilling or deferring of drilling of any Developed Properties Subject Well;

(j) for any Developed Properties Subject Hydrocarbons that are Processed before sale, the excess, if any, of the Developed Properties Processing Proceeds arising therefrom (that are received by Grantor) over the Developed Properties Processing Costs of such Processing (that are paid or incurred by Grantor);

(k) any interest, penalty or other amount not derived from the sale of the Developed Properties Subject Hydrocarbons that is paid to Grantor by the purchaser of production or escrow agent in connection with proceeds withheld or deposited with an escrow agent;

(l) any Gross Hedge Settlement Revenues;

(m) in the event that any Transfers described in Section 6.1(a)(ii) occur, the Developed Properties Gross Fair Value of the Developed Properties Net Profits Interest released during the relevant Payment Period in connection with such Transfers;

(n) in the event of cessation of production of Developed Properties Subject Hydrocarbons as described in Section 5.9(b), the Developed Properties Gross Fair Value of the Developed Properties Net Profits Interest released during the relevant Payment Period as described in Section 5.9(b); and

(o) any amounts of Gross Reversionary Compensation associated with a conveyance of all or any portion of the Developed Properties Subject Interests, or cessation of production from any Developed Properties Subject Well, in connection with a Prior Reversionary Interest pursuant to Section 6.2.

“Developed Properties Proceeds Percentage” shall mean eighty percent (80%).

“Developed Properties Processing Costs” shall mean the costs of Processing that generate Developed Properties Processing Proceeds received by Grantor.

“Developed Properties Processing Proceeds” shall mean the excess, if any, of (a) proceeds received by Grantor from the sale of Developed Properties Subject Hydrocarbons that are the result of any Processing over (b) the part of such proceeds that represents the Payment Value of such Developed Properties Subject Hydrocarbons before any Processing.

“Developed Properties Subject Hydrocarbons” shall mean all Hydrocarbons in and under and that may be produced, saved, and sold from, and are attributable to, the Developed Properties Subject Interests from and after the Effective Time, after deducting the appropriate share of all royalties and any overriding royalties, production payments, net profits interests and other similar charges (except the Developed Properties Net Profits Interest) burdening the Developed Properties Subject Interests as of the Effective Time, provided that, (a) there shall not be included in the Developed Properties Subject Hydrocarbons (i) any Hydrocarbons attributable to non-consent operations conducted with respect to the Developed Properties Subject Interests (or any portion thereof) as to which Grantor shall be a non-consenting party as of the Effective Time that are dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development, or other instrument providing for such non-consent operations (including any interest, penalty or other amounts related thereto), or (ii) any Hydrocarbons lost in production or marketing or used by Grantor for drilling, production or plant operations (including fuel, secondary or tertiary recovery) conducted solely for the purpose of producing Developed Properties Subject Hydrocarbons from the Developed Properties Subject Interests, and (b) there shall be included in the Developed Properties Subject Hydrocarbons any Hydrocarbons attributable to non-consent operations conducted with respect to the Developed Properties Subject Interests (or any portion thereof) as to which Grantor shall be a non-consenting party as of the Effective Time that are produced, saved, and sold from, and are attributable to the Developed Properties Subject Interests after the Effective Time from and after the recoupment or reimbursement of costs and expenses (including any interest, penalty or other amounts related thereto) of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract agreement, contract development, or other instruments providing for such non-consent operations.

“Developed Properties Subject Interests” shall mean each kind and character of right, title, claim, or interest (solely for purposes of this definition, collectively “rights”) that Grantor has or owns in the Developed Properties Subject Wells, insofar and only insofar as such rights pertain to the Targeted Formations, whether such rights be under or by virtue of a lease, a unitization or pooling order or agreement, an operating agreement, a farmout agreement, a division order, or a transfer order or be under or by virtue of any other type of claim or title, legal or equitable, recorded or unrecorded, even though Grantor’s interest be incorrectly or incompletely described in, or a description thereof omitted from, Exhibit A, all as such rights shall be (a) enlarged or diminished by virtue of the provisions of Section 5.2, and (b) enlarged by the discharge of any obligations for payments out of production or by the removal of any charges or encumbrances to which any of such rights are subject at the Effective Time (provided that such discharge or removal is pursuant to the express terms of the instrument that created such charge, obligation or encumbrance) and any and all renewals, extensions and replacements of the right occurring within one year after the expiration of such rights.

“Developed Properties Subject Well” shall mean (i) each well set forth on Exhibit D, (ii) any well drilled on the Leases as a Replacement Well for a Developed Properties Subject Well, and (iii) any surface expression that produces Hydrocarbons that are contained in a controlled manner.

“Effective Time” shall mean 12:01 a.m., Pacific Coast Time, on April 1, 2012.

“Environmental Laws” shall mean, as the same have been amended to the date hereof, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et_seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et_seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et_seq.; the Clean Air Act, 42 U.S.C. § 7401 et_seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et_seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et_seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et_seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar laws as of the date hereof of any governmental body having jurisdiction over the property in question addressing pollution or protection of the environment and all regulations implementing the foregoing that are applicable to the operation and maintenance of the Subject Interests.

“Execution Date” shall have the meaning ascribed to it in the Preamble to this Conveyance.

“Existing Hedges” shall mean the Hedges entered into by Grantor and described on Exhibit C.

“Fair Value” shall mean an amount equal to the excess, if any, of (a) the proceeds which could reasonably be expected to be obtained from the sale of such portion of the applicable Net Profits Interest to a party which is not an Affiliate of either Grantor or Grantee on an arms-length negotiated basis, taking into account relevant market conditions and factors existing at the time of any such proposed sale or release, over (b) any sales costs, commissions and brokerage fees that would reasonably be expected in relation to such sale.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Gas” shall mean natural gas and other gaseous hydrocarbons or minerals, including helium, but excluding any Gas Liquids.

“Gas Liquids” shall mean those natural gas liquids and other liquid hydrocarbons, including ethane, propane, butane and natural gasoline, and mixtures thereof, that are removed from a Gas stream by the liquids extraction process of any field facility or gas processing plant and delivered by the facility or plant as natural gas liquids.

“Grantee” shall have the meaning ascribed to it in the Preamble to this Conveyance.

“Grantor” shall have the meaning ascribed to it in the Preamble to this Conveyance.

“Gross Administrative Hedge Costs” shall mean all Administrative Hedge Costs paid by Grantor divided by eighty percent (80%).

“Gross Hedge Settlement Costs” shall mean all Hedge Settlement Costs paid by Grantor divided by eighty percent (80%).

“Gross Hedge Settlement Revenues” shall mean any Hedge Settlement Revenues divided by eighty percent (80%).

“Gross Reversionary Compensation” means an amount equal to (a) that portion of the Reversionary Compensation that is attributable to the Net Profits Interest released pursuant to Section 6.2 divided by (b) eighty percent (80%) in the case of the Developed Properties Net Profits Interest, or twenty-five percent (25%) in the case of the Remaining Properties Net Profits Interest.

“Hedge” shall mean any commodity hedging transaction pertaining to Hydrocarbons, whether in the form of (a) forward sales and options to acquire or dispose of a futures contract solely on an organized commodities exchange, (b) derivative agreements for a swap, cap, collar or floor of the commodity price, or (c) similar types of financial transactions classified as “notional principal contracts” pursuant to Treasury Regulation § 1.988-1(a)(2)(iii)(B)(2).

“Hedge Settlement Costs” shall mean any and all payments required to be made by Grantor from and after the Effective Time to the counterparties in connection with the settlement or mark-to-market of trades made under any Existing Hedge and all payments made by Grantor for any early termination of any Existing Hedge.

“Hedge Settlement Revenues” shall mean any and all payments received by Grantor from and after the Effective Time, and attributable to periods after the Effective Time, from the counterparties in connection with the settlement or mark-to-market of trades made under any Existing Hedge and all payments received by Grantor for any early termination of any Existing Hedge.

“Hydrocarbons” shall mean Oil, Gas and Gas Liquids.

“Leases” shall mean, subject to the depth limitations and other restrictions that may be set forth therein, (a) the oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds, contractual rights, and other rights to hydrocarbons set forth on Exhibit A as to all lands and depths described in such lease (or the applicable part or portion thereof, if limited in depth or areal extent in Exhibit A) and any interest therein and any leasehold interest in any other lease of Hydrocarbons derived from the pooling or unitization of each such lease (or portion thereof, if limited in depth or areal extent in Exhibit A) with other leases, together with any interest acquired or maintained in any and all renewals and extensions of such lease, (b) any replacement lease taken upon or in anticipation of termination of such lease (if executed and delivered during the term of or within one year after the expiration of the predecessor lease), as to all lands and depths described in the predecessor lease and in which Grantor had an interest under the predecessor lease (unless the extended or predecessor lease is specifically limited in depth or areal extent in Exhibit A, in which event only the corresponding portion of such lease shall be considered a renewal or extension or a replacement lease subject to this Conveyance), and (c) any other leasehold, royalty, overriding royalty or fee interest described on Exhibit A.

“Materials” shall mean materials, supplies, equipment and other personal property or fixtures located on or used in connection with the Subject Interests.

“Mcf” shall mean one thousand cubic feet.

“Monthly Administrative Fee” shall mean a monthly administrative fee equal to one-twelfth (1/12 ) of the Administrative Charge.

“Monthly Statement” shall have the meaning given such term in Section 4.6.

“Net Profits Interests” shall mean the Developed Properties Net Profits Interest and the Remaining Properties Net Profits Interest, or if the context allows or requires, the Developed Properties Net Profits Interest or the Remaining Properties Net Profits Interest.

“Oil” shall mean crude oil, condensate and other liquid hydrocarbons recovered by field equipment or facilities, excluding Gas Liquids.

“ORI Properties Gross Profits” shall mean, for each Payment Period following the Effective Time, an amount equal to the sum of (a) the gross proceeds received by Grantor during the applicable Payment Period (and that are not attributable to a production month that occurs prior to the Effective Time) from the sale of all ORI Properties Subject Hydrocarbons, including the following proceeds and amounts: (i) all proceeds and consideration received, directly or indirectly, for advance payments and payments under take-or-pay and similar provisions of Production Sales Contracts when credited against the price for delivery of production; and (ii) all proceeds and amounts received by Grantor (A) from any “make up” Gas taken by Grantor as a result of its position as an underproduced party under any Gas balancing or similar arrangement affecting the ORI Properties Subject Interests, (B) received as a balancing of accounts under a Gas balancing or other similar arrangement affecting the ORI Properties Subject Interests either as an interim balancing or at the depletion of the reservoir, and (C) for any Gas taken by Grantor attributable to the ORI Properties Subject Interests in excess of its entitlement share of such Gas; and (b) the gross proceeds received by other working interest owners during the applicable Payment Period (and that are not attributable to a production month that occurs prior to the Effective Time) from the sale of Hydrocarbons produced, saved and sold from the properties and lands covered by the ORI Properties Subject Interests, including proceeds and amounts of the types described in subsections (a)(i) and (ii) above.

“ORI Properties Subject Hydrocarbons” shall mean all Hydrocarbons in and under and that may be produced, saved, and sold from, and are attributable to, the ORI Properties Subject Interests from and after the Effective Time, provided that, (a) there shall not be included in the ORI Properties Subject Hydrocarbons (i) any Hydrocarbons attributable to non-consent operations conducted with respect to the ORI Properties Subject Interests (or any portion thereof) as to which Grantor shall be a non-consenting party as of the Effective Time that are dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development, or other instrument providing for such non-consent operations (including any interest, penalty or other amounts related thereto), or (ii) any Hydrocarbons lost in production or marketing or used by Grantor for drilling, production or plant operations (including fuel, secondary or tertiary recovery) conducted solely for the purpose of producing ORI Properties Subject Hydrocarbons from the ORI Properties Subject Interests, and (b) there shall be included in the ORI Properties Subject Hydrocarbons any Hydrocarbons attributable to non-consent operations conducted with respect to the ORI Properties Subject Interests (or any portion thereof) as to which Grantor shall be a non-consenting party as of the Effective Time that are produced, saved, and sold from, and are attributable to the ORI Properties Subject Interests after the Effective Time from and after the recoupment or reimbursement of costs and expenses (including any interest, penalty or other amounts related thereto) of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract agreement, contract development, or other instruments providing for such non-consent operations.

“ORI Properties Subject Interests” shall mean those Remaining Properties Subject Interests, and only those Remaining Properties Subject Interests, included in the Leases set forth on Exhibit E, but shall not include any Developed Properties Subject Interests.

“Overriding Royalty Account” shall mean the account maintained in accordance with the provisions of Sections 4.1(a), (d), (e) and (f).

“Overriding Royalty Interest” shall mean an overriding royalty interest calculated as an undivided percentage interest in and to the ORI Properties Subject Hydrocarbons entitling Grantee to receive, under certain circumstances described herein, a sum equal to the Overriding Royalty Interest Proceeds for any Payment Period for which Grantee is entitled to receive the Overriding Royalty Interest Proceeds. The Overriding Royalty Interest shall be free and clear of, and shall bear no burden or part of costs and expenses of exploration, drilling, testing, completing, development, production or operation, but shall bear its proportionate share of costs and expenses of gathering, handling, processing, treating, compression, transportation and marketing, and shall bear its proportionate share of ad valorem and production taxes.

“Overriding Royalty Interest Proceeds” shall have the meaning ascribed to it in Section 4.3(b).

“Party” or “Parties” shall have the meaning ascribed to it in the Preamble to this Conveyance.

“Payment Period” shall mean a calendar month, provided that for purposes of each Net Profits Interest and the Overriding Royalty Interest, (a) the initial Payment Period shall mean the period from and after the Effective Time until April 30, 2012, and (b) the last Payment Period shall mean any portion of the calendar month during which the expiration of the term of this Agreement occurs from the beginning of such calendar month until and including the date of such expiration.

“Payment Value” of any Subject Hydrocarbons shall mean:

(a) With respect to Oil and Gas Liquids, (i) the price actually received by Grantor pursuant to a Production Sales Contract with a non-Affiliated purchaser, or (ii) if there is no such Production Sales Contract, the fair market value of such Oil or Gas Liquids, on the date of delivery at the Lease, determined in accordance with generally accepted and usual industry practices; and

(b) With respect to Gas, (i) the price specified in any Production Sales Contract for the sale of such Gas, or (ii) if such Gas cannot be sold pursuant to a Production Sales Contract, (A) the average of the three highest prices (adjusted for all material differences in quality) being paid at the time of production for Gas produced from the same field in sales between non-affiliated Persons (or, if there are not three such prices within such field, within a 50-mile radius of such field) but, for any Gas subject to price restrictions established, prescribed or otherwise imposed by any governmental authority having jurisdiction over the sale of such Gas, no more than the highest price permitted for such category or type of Gas after all applicable adjustments (including tax reimbursement, dehydration, compression and gathering allowances, inflation and other permitted escalations), or (B) if subsection (b)(ii)(A) above is not applicable, the fair market value of such Gas, on the date of delivery, at the Lease, determined in accordance with generally accepted and usual industry practices.

“Permitted Encumbrances” shall mean the following insofar as they cover, describe or relate to the Subject Interests or the lands described in any Lease:

(a) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the agreements, instruments and documents that create or reserve to Grantor its interests in any of the Leases, including any Prior Reversionary Interest; provided, however, that none of the foregoing shall operate to (i) reduce Grantor’s “Net Revenue Interest” for any Developed Properties Subject Well to below the “Net Revenue Interest” set forth on Exhibit D for such Developed Properties Subject Well or increase the “Working Interest” of Grantor for any Developed Properties Subject Well above that “Working Interest” set forth on Exhibit D for such Developed Properties Subject Well (unless there is a proportionate increase in Grantor’s corresponding “Net Revenue Interest” for such Developed Properties Subject Well); or (ii) reduce Grantor’s average “Net Revenue Interest” for the Remaining Properties Leases to below the average “Net Revenue Interest” set forth on Exhibit A for such Remaining Properties Leases or increase the average “Working Interest” of Grantor for the Remaining Properties Leases above that average “Working Interest” set forth on Exhibit A for such Remaining Properties Leases (unless there is a proportionate increase in Grantor’s corresponding average “Net Revenue Interest” for such Remaining Properties Leases);

(b) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to maintenance, development, production or operation of the Leases or for the purpose of developing, producing or processing Hydrocarbons therefrom or therein, and (ii) materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’ or other similar liens or charges for liquidated amounts, in each case, arising in the ordinary course of business that Grantor has agreed to pay or is contesting in good faith in the ordinary course of business;

(c) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith by Grantor in the ordinary course of business;

(d) any liens or security interests created by law or reserved in any Lease for the payment of royalty, bonus or rental, or created to secure compliance with the terms of the agreements, instruments and documents that create or reserve to Grantor its interests in the Leases;

(e) any obligations or duties affecting the Leases to any municipality or public authority with respect to any franchise, grant, license or permit, and all applicable laws, rules, regulations and orders of any governmental authority;

(f) any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs or the like, and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way, on, over or in respect of the lands described in the Leases provided that, in the case of clauses (i) and (ii), such easements, rights-of-way, servitudes, permits, surface leases and other rights do not materially impair the value of any applicable Net Profits Interest;

(g) all lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on the Subject Interests or deductions from the proceeds of production attributable to the Subject Interests created or in existence as of the Effective Time; provided, however, that none of the foregoing (other than the Net Profits Interests and the Overriding Royalty Interest) shall operate to (i) reduce Grantor’s “Net Revenue Interest” for any Developed Properties Subject Well to below the “Net Revenue Interest” set forth on Exhibit D for such Developed Properties Subject Well or increase the “Working Interest” of Grantor for any Developed Properties Subject Well above that “Working Interest” set forth on Exhibit D for such Developed Properties Subject Well (unless there is a proportionate increase in Grantor’s corresponding “Net Revenue Interest” for such Developed Properties Subject Well); or (ii) reduce Grantor’s average “Net Revenue Interest” for the Remaining Properties Leases to below the average “Net Revenue Interest” set forth on Exhibit A for such Remaining Properties Leases or increase the average “Working Interest” of Grantor for the Remaining Properties Leases above that average “Working Interest” set forth on Exhibit A for such Remaining Properties Leases (unless there is a proportionate increase in Grantor’s corresponding average “Net Revenue Interest” for such Remaining Properties Leases);

(h) preferential rights to purchase or similar agreements and required third party consents to assignments or similar agreements created or in existence as of the Effective Time;

(i) all rights to consent by, required notices to, filings with, or other actions by any Person in connection with the Transfer of the Leases or interests therein;

(j) production sales contracts; division orders; contracts for sale, purchase, exchange, refining or processing of Hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements for development; area of mutual interest agreements; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; injection, repressuring and recycling agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements entered into by Grantor or its Affiliates in connection with the exploration or development of the Leases or the extraction, processing or marketing of production therefrom or to which any of the Leases were subject as of the Effective Time; provided, however, that none of the foregoing shall operate to (i) reduce Grantor’s “Net Revenue Interest” for any Developed Properties Subject Well to below the “Net Revenue Interest” set forth on Exhibit D for such Developed Properties Subject Well or increase the “Working Interest” of Grantor for any Developed Properties Subject Well above that “Working Interest” set forth on Exhibit D for such Developed Properties Subject Well (unless there is a proportionate increase in Grantor’s corresponding “Net Revenue Interest” for such Developed Properties Subject Well); or (ii) reduce Grantor’s average “Net Revenue Interest” for the Remaining Properties Leases to below the average “Net Revenue Interest” set forth on Exhibit A for such Remaining Properties Leases or increase the average “Working Interest” of Grantor for the Remaining Properties Leases above that average “Working Interest” set forth on Exhibit A for such Remaining Properties Leases (unless there is a proportionate increase in Grantor’s corresponding average “Net Revenue Interest” for such Remaining Properties Leases); and

(k) conventional rights of reassignment that obligate Grantor to reassign all or part of a property to a third party if Grantor intends to release or abandon such property, including any Prior Reversionary Interest.

“Person” shall mean any individual, partnership, limited liability company, corporation, trust, unincorporated association, governmental agency, subdivision, instrumentality, or other entity or association.

“Prime Rate” means the rate of interest published from time to time as the “Prime Rate” in the “Money Rates” section of The Wall Street Journal.

“Prior Reversionary Interest” shall mean any contract, agreement, lease, deed, conveyance or operating agreement that exists as of the Effective Time, that by the terms thereof requires a Person to convey a part of the applicable Subject Interests (or the applicable Net Profits Interest (and the Overriding Royalty Interest if applicable) with respect to any part of the Subject Interests) to another Person or to permanently cease production of any Subject Well, including obligations arising pursuant to any operating agreements, Leases, and other similar agreements or instruments affecting or burdening the Subject Interests.

“Processing” or “Processed” shall mean to manufacture, fractionate or refine Subject Hydrocarbons, but such terms do not mean or include activities involving the use of normal lease or well equipment (such as dehydrators, gas treating facilities, mechanical separators, heater-treaters, lease compression facilities, injection or recycling equipment, tank batteries, field gathering systems, pipelines and equipment and similar items) to treat or condition Hydrocarbons or other normal operations on any of the Subject Interests.

“Production Sales Contracts” shall mean all contracts, agreements and arrangements for the sale or disposition of Hydrocarbons.

“Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the environment; provided however, that Release shall not include Hydrocarbons emanating from surface expressions located on the Subject Interests which are controlled upon discovery.

“Remaining Properties Debit Balance” shall have the meaning given such term in Section 4.3(c).

“Remaining Properties Debit Balance Amount” shall have the meaning given such term in Section 4.3(c).

“Remaining Properties Eligible Materials” shall mean Materials for which amounts in respect of the cost of such Materials were properly debited to the Remaining Properties Net Profits Account.

“Remaining Properties Excluded Deductions” shall mean deduction amounts related to any of the following items: (a) any amount that has also been used to reduce or offset the amount of the Remaining Properties Subject Hydrocarbons (or proceeds of production thereof) or has otherwise not been included therein (including proceeds attributable to royalties, overriding royalties, production payments and other charges burdening the Remaining Properties Subject Interests as of the Effective Time if such charges have been used to reduce or offset the amount of the Remaining Properties Subject Hydrocarbons (or proceeds of production thereof)); (b) any overriding royalty, production payment or other charge burdening the Remaining Properties Subject Interests which was created by Grantor after the Effective Time; (c) any general, administrative or overhead costs paid or incurred by Grantor or its Affiliates, except for those expressly permitted hereunder; (d) any interest, premiums, fees or similar charges arising out of borrowings or purchases of any goods, equipment or other items on credit, whether or not used on or otherwise related to the Remaining Properties Subject Interests; (e) all Remaining Properties Processing Costs; (f) any amounts paid by Grantor (initial or a successor) to such Grantor’s predecessor in interest with respect to part or all of the Remaining Properties Subject Interests (including without limitation any purchase price or other consideration paid by Grantor to such predecessor in interest to acquire all or part of the Remaining Properties Subject Interests); (g) any amount arising from any condition, circumstance, activity, practice, incident, action, or plan that gives rise to any material liability, or otherwise forms the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, Release or threatened Release into the environment, of any pollutant, contaminant, or hazardous substance or other toxic material or waste from or attributable to the use or operation of any of the Remaining Properties Subject Interests which either occurred prior to, on or after the Effective Time and are attributable to Grantor’s gross negligence or willful misconduct; and (h) costs and expenses arising out of operations covered by the AFEs shown on Exhibit B-2.

“Remaining Properties Excluded Proceeds” shall mean the following proceeds and amounts:

(a) any Remaining Properties Offset Amounts, except that, for purposes of determining the proceeds and amounts that constitute “Remaining Properties Excluded Proceeds” for purposes hereof, (i) there shall not be any deductions to such proceeds and amounts, in the cases of subsections (c), (h) and (j) of the definition for “Remaining Properties Offset Amounts,” for the actual costs of salvage or disposition or any Remaining Properties Processing Costs, as applicable, (ii) cash payments received by Grantor as a result of any pooling or unitization of the Remaining Properties Subject Interests shall be considered Remaining Properties Excluded Proceeds regardless of whether the costs giving rise to such payments were charged to the Remaining Properties Net Profits Interest and (iii) insurance proceeds received by Grantor shall be considered Remaining Properties Excluded Proceeds regardless of whether the cost of such insurance was charged to the Remaining Properties Net Profits Account;

(b) any proceeds that are withheld from Grantor for any reason (other than at the request of Grantor), until such time that the proceeds are actually received by Grantor, provided that proceeds that are received by Grantor and promptly deposited by it with an escrow agent in order to resolve a dispute with respect thereto shall not be considered to be “received” by Grantor for purposes of this definition until the time that such amounts are actually collected by Grantor;

(c) if Grantor becomes an underproduced party under any Gas balancing or similar arrangement affecting the Remaining Properties Subject Interests, any amounts for any Gas attributable to the Remaining Properties Subject Interests for which Grantor is entitled to receive “make-up” Gas in the future that would otherwise be attributable to the Remaining Properties Subject Interests;

(d) if Grantor becomes an overproduced party under any Gas balancing or similar arrangement affecting the Remaining Properties Subject Interests, any amounts for any Gas taken by an underproduced party as “make-up” Gas that would otherwise be attributable to the Remaining Properties Subject Interests;

(e) any amount received by Grantor after the Effective Time in respect of any production of Remaining Properties Subject Hydrocarbons prior to the Effective Time;

(f) any amount to which Grantor is entitled by virtue of a judgment of a court of competent jurisdiction resolving a dispute hereunder between Grantee and Grantor in favor of Grantor, or any amount paid to Grantor in settlement of such dispute;

(g) any amounts or compensation received by Grantor in connection with any Prior Reversionary Interest; and

(h) any additional proceeds (i.e., proceeds attributable to the non-participating party) from the sale of Hydrocarbons related to any Remaining Properties Subject Well with respect to which Grantor elects to be a participating party (whether such rights are available pursuant to an operating agreement or other agreement or arrangement) with respect to any operation with respect to such Remaining Properties Subject Well for which another party or parties have elected not to participate in such operation (or have elected to abandon such Remaining Properties Subject Well) and Grantor elects to pay the costs of such nonparticipating or abandoning party and as a result of which Grantor becomes entitled to receive, either temporarily (i.e., through a period of recoupment) or permanently such additional proceeds from the sale of Hydrocarbons related to such Remaining Properties Subject Well.

“Remaining Properties Gross Deductions” shall mean the following costs and expenses (and, where applicable, losses, liabilities and damages), to the extent that the same (x) are properly allocable to the Remaining Properties Subject Interests (and any related equipment or property used in connection therewith) and the production and marketing of Remaining Properties Subject Hydrocarbons therefrom and (y) have been incurred or accrued by Grantor, from and after the Effective Time, but that are not attributable to a production month that occurs prior to the Effective Time (excluding, in all instances, the Remaining Properties Excluded Deductions):

(a) all costs paid by Grantor (i) for drilling, development, production and abandonment operations (including activities necessary to gain access to and prepare well locations for drilling; operations and activities related to drilling and equipping Remaining Properties Subject Wells and service and injector wells; operations constituting or associated with workovers; the plugging and abandoning of any well or facility on the Remaining Properties Subject Interests; and secondary recovery, pressure maintenance, repressuring, recycling and other operations conducted for the purpose of enhancing production from the Remaining Properties Subject Interests), (ii) for all direct labor (including employee and fringe benefits) and other services necessary for drilling, operating, producing and maintaining the Remaining Properties Subject Interests and workovers of any Remaining Properties Subject Well, (iii) for treatment, dehydration, compression, separation and transportation of the Remaining Properties Subject Hydrocarbons (including activities related to the acquisition, construction and installation of production and injection facilities), (iv) for all Materials purchased for use on, or in connection with, any of the Remaining Properties Subject Interests and (v) for any other operations with respect to the exploration, development or operation of Remaining Properties Subject Hydrocarbons (including costs for the maintenance of any Remaining Properties Subject Well or facility on the Leases; replacement of any facilities; the restoration or remediation of the surface or subsurface sites associated with the Remaining Properties Subject Interests or lands pooled or unitized therewith; and any marketing fees paid to non-Affiliates of Grantor); provided, however, that (A) the costs charged to the Remaining Properties Net Profits Account for such items shall be made (1) on the same basis as such costs are charged under the operating agreement associated with the applicable portion of the Remaining Properties Subject Interests at the time the transaction giving rise to such costs occurred, or (2) in the absence of such operating agreement, on the same basis as Grantor is charged under existing third party arrangements, or (3) in the absence of both such operating agreement and such third-party arrangements, on the same basis as costs are typically charged under operating agreements generally used for onshore operations in the State of California; and (B) if Grantor elects to pay the costs of a nonconsenting party or nonparticipating party with respect to which the gross proceeds derived from such costs are not credited to the Remaining Properties Net Profits Account, Grantor shall be solely responsible for such costs;

(b)(i) all losses, costs, expenses, liabilities and damages (including outside legal, accounting and engineering services) attributable to, or incident to the operation or maintenance of, the Remaining Properties Subject Interests associated with (A) defending, prosecuting, handling, investigating or settling litigation, administrative proceedings, claims (including lien claims other than liens for borrowed funds), damages, judgments, fines, penalties and other liabilities, (B) the payment of judgments, penalties and other liabilities (including interest thereon), paid by Grantor and not reimbursed under insurance maintained by Grantor or others (including all losses, costs, expenses, liabilities and damages arising from third-party claims, lawsuits or causes of action for personal injury or death or damage to personal or real property (both surface and subsurface), including those losses, costs, expenses, liabilities and damages arising under Environmental Laws with respect to the Remaining Properties Subject Interests or in any way from the environmental condition of the Remaining Properties Subject Interests), (C) the payment or restitution of any proceeds of Remaining Properties Subject Hydrocarbons, (D) complying with applicable local, state and federal statutes, ordinances, rules and regulations, and (E) tax or royalty audits, and (ii) any other loss, cost, expense, liability or damage (including settlement costs and reasonable attorneys’ fees) incurred by Grantor in relation to the Remaining Properties Subject Interests not paid or reimbursed under insurance; excluding, in each instance, any expenses incurred by Grantor in litigation of any claim or dispute arising hereunder between the Parties or amounts paid by Grantor to Grantee pursuant to a final order entered by a court of competent jurisdiction resolving any such claim or dispute or amounts paid by Grantor to Grantee in connection with the settlement of any such claim or dispute;

(c) all taxes, charges and assessments (excluding federal and state income, transfer, mortgage, inheritance, estate, franchise and like taxes) incurred, accrued or paid by Grantor with respect to the ownership of the Remaining Properties Subject Interests or the extraction of the Remaining Properties Subject Hydrocarbons, including production, severance or excise and other similar taxes, charges and assessments assessed against, or measured by, the production of (or the proceeds or value of production of) Remaining Properties Subject Hydrocarbons, occupation taxes, gathering, pipeline, excise, sales, use and other taxes, and ad valorem and property taxes, charges and assessments assessed against or attributable to the Remaining Properties Subject Interests or any equipment used in connection with production from any of the Remaining Properties Subject Interests and any extraordinary or windfall profits taxes, charges and assessments that may be assessed in the future based upon profits realized or prices received from the sale of Remaining Properties Subject Hydrocarbons;

(d) all insurance premiums attributable to the ownership or operation of the Remaining Properties Subject Interests paid by Grantor for insurance actually carried for periods after the Effective Time with respect to the Remaining Properties Subject Interests, or any equipment located on any of the Remaining Properties Subject Interests, or incident to the operation or maintenance of the Remaining Properties Subject Interests;

(e) all amounts and other consideration paid by Grantor for (i) rent and the use of or damage to the surface, (ii) delay rentals, shut-in well payments, minimum royalties and similar payments, and (iii) fees for renewal, extension, modification, amendment, replacement or supplementation of the Leases included in the Remaining Properties Subject Interests;

(f) all amounts charged by the relevant operator as overhead, administrative or indirect charges specified in the applicable operating agreements or other arrangements now or hereafter covering the Remaining Properties Subject Interests or operations with respect thereto;

(g) to the extent Grantor is the operator of certain of the Remaining Properties Subject Interests and there is no operating agreement covering such portion of the Remaining Properties Subject Interests, those overhead, all administrative or indirect charges that are allocated by Grantor to such portion of the Remaining Properties Subject Interests, to the extent that such charges are allocated in the same manner that Grantor allocates to other similarly owned and operated properties;

(h) if, as a result of the occurrence of the bankruptcy or insolvency or similar occurrence of the purchaser of Remaining Properties Subject Hydrocarbons, any and all amounts previously credited to the Remaining Properties Net Profits Account are reclaimed from Grantor or its representative, then the amounts reclaimed as promptly as practicable following Grantor’s payment thereof;

(i) all costs and expenses paid by Grantor for recording this Conveyance and, immediately prior to the last Payment Period, costs estimated in good faith to record the termination or release of this Conveyance;

(j) all amounts previously included, or otherwise accounted for, in the calculation of Remaining Properties Gross Profits but subsequently paid by Grantor as a refund, interest or penalty;

(k) at the option of Grantor, all amounts reserved for approved development expenditure projects on the Remaining Properties Subject Interests, including amounts for drilling, recompletion and workover costs, provided that, such amounts, (i) to the extent not already spent or incurred by Grantor, will, together with such amounts on the Developed Properties Subject Interests, at no time exceed two million dollars ($2,000,000) in the aggregate, and (ii) shall not be included as part of the Remaining Properties Gross Deductions in subsequent Payment Periods; and

(l) all costs accrued for future plugging and abandonment of any well or facility on the Remaining Properties Subject Interests, provided that such amounts shall not be included as part of the Remaining Properties Gross Deductions in subsequent Payment Periods.

“Remaining Properties Gross Fair Value” means an amount equal to the Fair Value divided by twenty-five percent (25%).

“Remaining Properties Gross Profits” shall mean, for each Payment Period following the Effective Time, an amount equal to the sum of (excluding, in all instances, the Remaining Properties Excluded Proceeds) the gross proceeds received by Grantor during the applicable Payment Period (and that are not attributable to a production month that occurs prior to the Effective Time) from the sale of all Remaining Properties Subject Hydrocarbons, including the following proceeds and amounts: (a) all proceeds and consideration received, directly or indirectly, for advance payments and payments under take-or-pay and similar provisions of Production Sales Contracts when credited against the price for delivery of production; and (b) all proceeds and amounts received by Grantor (i) from any “make up” Gas taken by Grantor as a result of its position as an underproduced party under any Gas balancing or similar arrangement affecting the Remaining Properties Subject Interests, (ii) received as a balancing of accounts under a Gas balancing or other similar arrangement affecting the Remaining Properties Subject Interests either as an interim balancing or at the depletion of the reservoir, and (iii) for any Gas taken by Grantor attributable to the Remaining Properties Subject Interests in excess of its entitlement share of such Gas; provided, however, that Remaining Properties Gross Profits (A) shall not include any Remaining Properties Processing Proceeds and (B) in the event that Remaining Properties Subject Hydrocarbons are Processed prior to sale, shall only include the Payment Value of such Remaining Properties Subject Hydrocarbons before any such Processing.

“Remaining Properties Leases” shall mean, subject to the depth limitations and other restrictions that may be set forth therein, and excluding the Targeted Formations within a Developed Properties Subject Well, (a) the oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds, contractual rights, and other rights to hydrocarbons set forth on Exhibit A as to all lands and depths described in such lease (or the applicable part or portion thereof, if limited in depth or areal extent in Exhibit A) and any interest therein and any leasehold interest in any other lease of Hydrocarbons derived from the pooling or unitization of each such lease (or portion thereof, if limited in depth or areal extent in Exhibit A) with other leases, together with any interest acquired or maintained in any and all renewals and extensions of such lease, (b) any replacement lease taken upon or in anticipation of termination of such lease (if executed and delivered during the term of or within one year after the expiration of the predecessor lease), as to all lands and depths described in the predecessor lease and in which Grantor had an interest under the predecessor lease (unless the extended or predecessor lease is specifically limited in depth or areal extent in Exhibit A, in which event only the corresponding portion of such lease shall be considered a renewal or extension or a replacement lease subject to this Conveyance), and (c) any other leasehold, royalty, overriding royalty or fee interest described on Exhibit A.

“Remaining Properties Processing Costs” shall mean the costs of Processing that generate Remaining Properties Processing Proceeds received by Grantor.

“Remaining Properties Processing Proceeds” shall mean the excess, if any, of (a) proceeds received by Grantor from the sale of Remaining Properties Subject Hydrocarbons that are the result of any Processing over (b) the part of such proceeds that represents the Payment Value of such Remaining Properties Subject Hydrocarbons before any Processing.

“Remaining Properties Net Deductions” shall mean, for each Payment Period following the Effective Time, an amount equal to the excess, if any, of (a) the sum of the Remaining Properties Gross Deductions over (b) the sum of the Remaining Properties Offset Amounts.

“Remaining Properties Net Profits” shall have the meaning given such term in Section 4.3(a).

“Remaining Properties Net Profits Account” shall mean the account maintained in accordance with the provisions of Sections 4.1(a), (c), (e) and (f).

“Remaining Properties Net Profits Interest” shall mean an overriding royalty interest calculated as a variable undivided percentage interest in and to the Remaining Properties Subject Hydrocarbons entitling Grantee to receive a sum equal to the Remaining Properties Proceeds Percentage of the Remaining Properties Net Profits, if any, for each Payment Period for the term of this Conveyance.

“Remaining Properties NPI Calculation” shall have the meaning given such term in Section 4.3(a).

“Remaining Properties NPI Payment Amount” shall have the meaning given such term in Section 4.3(a).

“Remaining Properties Offset Amounts” shall mean the following amounts (net of any applicable taxes):

(a) any amounts received by Grantor as delay rentals, bonus, royalty or other similar payments in relation to the Remaining Properties Subject Interests;

(b) any amounts received by Grantor in connection with, or for dry hole, bottom hole or other similar contributions related to, the Remaining Properties Subject Interests;

(c) upon salvage or other disposition, the applicable actual salvage value (determined in accordance with the applicable operating agreement then in effect and binding upon Grantor or, in the absence of such agreement, based on the fair market value of such items in the region in which they are located) of any Remaining Properties Eligible Materials, less, in each instance, the actual costs of salvage or other disposition paid or incurred by Grantor in connection with such sale;

(d) any cash payments received by Grantor as a result of any pooling or unitization of the Remaining Properties Subject Interests if the costs giving rise to such payments were charged to the Remaining Properties Net Profits Account, directly or indirectly;

(e) any insurance proceeds received by Grantor as a result of any loss, liability or damage relating to the Remaining Properties Subject Interests, Remaining Properties Eligible Materials or Remaining Properties Subject Hydrocarbons if the cost of such insurance was charged to the Remaining Properties Net Profits Account;

(f) any amounts received by Grantor from third parties as rental or use fees for Remaining Properties Eligible Materials;

(g) the gross proceeds of any judgments or claims received by Grantor for damages occurring on or after the Effective Time to (i) the Remaining Properties Subject Interests, (ii) any Remaining Properties Eligible Materials and (iii) any Remaining Properties Subject Hydrocarbons;

(h) to the extent not covered under subsection (c) above, any proceeds received by Grantor from the sale of Remaining Properties Eligible Materials less the actual costs paid or incurred by Grantor in connection with such sale;

(i) any payments made to Grantor in connection with the drilling or deferring of drilling of any Remaining Properties Subject Well;

(j) for any Remaining Properties Subject Hydrocarbons that are Processed before sale, the excess, if any, of the Remaining Properties Processing Proceeds arising therefrom (that are received by Grantor) over the Remaining Properties Processing Costs of such Processing (that are paid or incurred by Grantor);

(k) any interest, penalty or other amount not derived from the sale of the Remaining Properties Subject Hydrocarbons that is paid to Grantor by the purchaser of production or escrow agent in connection with proceeds withheld or deposited with an escrow agent;

(l) in the event that any Transfers described in Section 6.1(a)(ii) occur, the Remaining Properties Gross Fair Value of the Remaining Properties Net Profits Interest released during the relevant Payment Period in connection with such Transfers; and

(m) any amounts of Gross Reversionary Compensation associated with a conveyance of all or any portion of the Remaining Properties Subject Interests, or cessation of production from any Remaining Properties Subject Well, in connection with a Prior Reversionary Interest pursuant to Section 6.2.

“Remaining Properties Proceeds Percentage” shall mean twenty-five percent (25%).

“Remaining Properties Subject Hydrocarbons” shall mean all Hydrocarbons in and under and that may be produced, saved, and sold from, and are attributable to, the Remaining Properties Subject Interests from and after the Effective Time, after deducting the appropriate share of all royalties and any overriding royalties, production payments, net profits interests and other similar charges (except the Remaining Properties Net Profits Interest) burdening the Remaining Properties Subject Interests as of the Effective Time, provided that, (a) there shall not be included in the Remaining Properties Subject Hydrocarbons (i) any Hydrocarbons attributable to non-consent operations conducted with respect to the Remaining Properties Subject Interests (or any portion thereof) as to which Grantor shall be a non-consenting party as of the Effective Time that are dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development, or other instrument providing for such non-consent operations (including any interest, penalty or other amounts related thereto), or (ii) any Hydrocarbons lost in production or marketing or used by Grantor for drilling, production or plant operations (including fuel, secondary or tertiary recovery) conducted solely for the purpose of producing Remaining Properties Subject Hydrocarbons from the Remaining Properties Subject Interests, and (b) there shall be included in the Remaining Properties Subject Hydrocarbons any Hydrocarbons attributable to non-consent operations conducted with respect to the Remaining Properties Subject Interests (or any portion thereof) as to which Grantor shall be a non-consenting party as of the Effective Time that are produced, saved, and sold from, and are attributable to the Remaining Properties Subject Interests after the Effective Time from and after the recoupment or reimbursement of costs and expenses (including any interest, penalty or other amounts related thereto) of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract agreement, contract development, or other instruments providing for such non-consent operations.

“Remaining Properties Subject Interests” shall mean each kind and character of right, title, claim, or interest (solely for purposes of this definition, collectively “rights”) that Grantor has or owns in the Leases and the Remaining Properties Subject Wells, whether such rights be under or by virtue of a lease, a unitization or pooling order or agreement, an operating agreement, a farm-out agreement, a division order, or a transfer order or be under or by virtue of any other type of claim or title, legal or equitable, recorded or unrecorded, even though Grantor’s interest be incorrectly or incompletely described in, or a description thereof omitted from, Exhibit A, all as such rights shall be (a) enlarged or diminished by virtue of the provisions of Section 5.2, and (b) enlarged by the discharge of any obligations for payments out of production or by the removal of any charges or encumbrances to which any of such rights are subject at the Effective Time (provided that such discharge or removal is pursuant to the express terms of the instrument that created such charge, obligation or encumbrance) and any and all renewals, extensions and replacements of the right occurring within one year after the expiration of such rights.

“Remaining Properties Subject Well” shall mean each well (whether now existing or hereinafter drilled) on the Leases, in respect of which Grantor owns any interest or is entitled to any of the Hydrocarbons production or the proceeds therefrom (including directly or indirectly by virtue of the effect of any farmout or farmin provisions or other provisions), excluding each Developed Properties Subject Well (but such exclusion being only to the extent of the Targeted Formations within that Developed Properties Subject Well).

“Replacement Well” shall mean a well drilled to replace a Developed Properties Subject Well in order to produce Hydrocarbons intended to be produced from the Developed Properties Subject Well but which were not produced from the Developed Properties Subject Well due to mechanical, technical or similar reasons.

“Reversionary Compensation” shall have the meaning given such term in Section 6.2.

“Subject Hydrocarbons” shall mean the Developed Properties Subject Hydrocarbons and the Remaining Properties Subject Hydrocarbons, or if the context allows or requires, the Developed Properties Subject Hydrocarbons or the Remaining Properties Subject Hydrocarbons.

“Subject Interests” shall mean the Developed Properties Subject Interests and the Remaining Properties Subject Interests, or if the context allows or requires, the Developed Properties Subject Interests or the Remaining Properties Subject Interests.

“Subject Well” shall mean a Developed Properties Subject Well or a Remaining Properties Subject Well.

“Targeted Formations” shall mean, for each Developed Properties Subject Well, any formation located between the surface of the earth and the base of the Deepest Producing Formation.

“Transfer” shall mean any assignment, sale, transfer, conveyance, or disposition of any property (and shall include any derivative variants of each such term); provided, however, that, as used herein, the term “Transfer” shall not include the granting of a security interest, pledge, or mortgage in or of Grantor’s interest in any property, including the Subject Interests or the Subject Hydrocarbons.

“Trust” shall have the meaning ascribed to it in the Preamble to this Conveyance.

“Trust Agreement” shall mean that certain Amended and Restated Trust Agreement of the Trust of even date herewith among the Grantor, the Trustee and Wilmington Trust, National Association, as the same may be amended from time to time.

“Trust Documents” shall mean the Trust Agreement and that certain Operating and Services Agreement of even date herewith between the Grantor and Trust.

“Trustee” shall have the meaning ascribed to it in the Preamble to this Conveyance.

ARTICLE III

WARRANTY

Grantor represents and warrants that Exhibit A is, in all material respects, a complete and accurate listing of all of Grantor’s assets that currently produce Hydrocarbons or that are reasonably expected to produce Hydrocarbons in the future. Grantor warrants title to the Developed Properties Net Profits Interest, the Remaining Properties Net Profits Interest, and the Overriding Royalty Interest, subject to the Permitted Encumbrances, unto Grantee, its successors and assigns, against all persons whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor or its Affiliates, but not otherwise. Subject to the Net Profits Interests, the Overriding Royalty Interest and the Permitted Encumbrances, Grantor further warrants to Grantee, with respect to claims made by, through or under Grantor or its Affiliates, that immediately prior to the transfer made pursuant to this Conveyance, (a) with respect to each Developed Properties Subject Well set forth in Exhibit D, as to Grantor’s interest therein, Grantor is (i) entitled to receive not less than the percentage set forth in Exhibit D hereto as the “Net Revenue Interest” of all Hydrocarbons produced, saved and marketed from such Developed Properties Subject Well to which such “Net Revenue Interest” corresponds without reduction of such interest throughout the duration of the life of such Developed Properties Subject Well, except as specifically set forth in Exhibit D, and (ii) obligated to bear the percentage of the costs and expenses relating to the maintenance, development and operation of such Developed Properties Subject Well not greater than the “Working Interest” set forth in Exhibit D with respect to such Developed Properties Subject Well, without increase throughout the duration of the life of such Developed Properties Subject Well, except as specifically set forth in Exhibit D or unless there is a proportionate increase in Grantor’s corresponding “Net Revenue Interest” for such Developed Properties Subject Well; and (b) with respect to each of the Remaining Properties Leases set forth in Exhibit A, as to Grantor’s interest therein, Grantor is (i) entitled to receive, on average, not less than the percentage set forth in Exhibit A hereto as the average “Net Revenue Interest” of all Hydrocarbons produced, saved and marketed from such Remaining Properties Leases to which such average “Net Revenue Interest” corresponds without reduction of such interest throughout the duration of the life of such Remaining Properties Leases, except as specifically set forth in Exhibit A, and (ii) obligated to bear, on average, the percentage of the costs and expenses relating to the maintenance, development and operation of each of such Remaining Properties Leases not greater than the average “Working Interest” set forth in Exhibit A with respect to such Remaining Properties Leases, without increase throughout the duration of the life of such Remaining Properties Leases, except as specifically set forth in Exhibit A or unless there is a proportionate increase in Grantor’s corresponding “Net Revenue Interest” for such Remaining Properties Leases. Grantor transfers to Grantee by way of substitution and subrogation (to the fullest extent that same may be transferred), all rights or actions over and against all of Grantor’s predecessors, covenantors or warrantors of title (other than Affiliates of Grantor).

ARTICLE IV

ESTABLISHMENT OF NET PROFITS ACCOUNTS

AND OVERRIDING ROYALTY ACCOUNT

Section 4.1 Net Profits Accounts and Overriding Royalty Account.

(a) In order to account for, track and make the payments associated with the Net Profits Interests and the Overriding Royalty Interest, Grantor shall establish and maintain true and correct books and records in order to determine the credits and debits to a Developed Properties Net Profits Account, a Remaining Properties Net Profits Account, and an Overriding Royalty Account to be maintained by Grantor at all times during the term hereof. The Developed Properties Net Profit Account, the Remaining Properties Net Profits Account and the Overriding Royalty Account will be maintained in accordance with the terms of this Conveyance and prudent and accepted accounting principles.

(b) From and after the Execution Date with respect to each Payment Period, the Developed Properties Net Profits Account shall be (i) credited with an amount equal to the Developed Properties Gross Profits (subject to the deduction described in Section 4.5(a)), and (ii) debited with an amount equal to the Developed Properties Net Deductions (subject to the following two sentences). If, in calculating the amount of Developed Properties Net Deductions for any Payment Period, the Developed Properties Offset Amounts exceed the Developed Properties Gross Deductions, then the Developed Properties Net Deductions for that Payment Period shall be zero, and such excess shall be applied to reduce the Developed Properties Net Deductions in each succeeding Payment Period until exhausted. Under no circumstances shall the amount paid in respect of any Payment Period exceed eighty percent (80%) of Developed Properties Gross Profits for such Payment Period.

(c) From and after the Execution Date with respect to each Payment Period, the Remaining Properties Net Profits Account shall be (i) credited with an amount equal to the Remaining Properties Gross Profits (subject to the deduction described in Section 4.5(a)), and (ii) debited with an amount equal to the Remaining Properties Net Deductions (subject to the following two sentences). If, in calculating the amount of Remaining Properties Net Deductions for any Payment Period, the Remaining Properties Offset Amounts exceed the Remaining Properties Gross Deductions, then the Remaining Properties Net Deductions for that Payment Period shall be zero, and such excess shall be applied to reduce the Remaining Properties Net Deductions in each succeeding Payment Period until exhausted. Under no circumstances shall the amount paid in respect of any Payment Period exceed twenty-five percent (25%) of Remaining Properties Gross Profits for such Payment Period.

(d) From and after the Execution Date with respect to each Payment Period, the Overriding Royalty Account shall be (i) credited with an amount equal to the ORI Properties Gross Profits (subject to the deduction described in Section 4.5(a)), and (ii) debited with an amount equal to the sum of all gathering, handling, processing, treating, compression, transportation and marketing costs and expenses and all ad valorem and production taxes attributable to the ORI Properties Subject Hydrocarbons sold during the applicable Payment Period.

(e) The Developed Properties Gross Profits, Developed Properties Net Deductions, Remaining Properties Gross Profits and Remaining Properties Net Deductions shall not be interpreted or applied in any manner that (i) results in any duplication of all or any part of any such credit or debit (or reduction thereto) in the Developed Properties Net Profits Account or Remaining Properties Net Profits Account, or (ii) ever results in the inclusion of any charge to the Developed Properties Net Profits Account or the Remaining Properties Net Profits Account that is reimbursed to Grantor by any Person.

(f) GRANTEE ACKNOWLEDGES AND AGREES THAT THE PROVISIONS ESTABLISHING AND MAINTAINING THE DEVELOPED PROPERTIES NET PROFITS ACCOUNT AND THE REMAINING PROPERTIES NET PROFITS ACCOUNT AND THE DEBITING OF ITEMS THERETO SHALL BE APPLICABLE REGARDLESS OF WHETHER THE LOSSES, COSTS, EXPENSES, LIABILITIES AND DAMAGES THAT MAY BE DEBITED IN ACCORDANCE WITH THIS CONVEYANCE AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF GRANTOR OR ANY OF ITS AFFILIATES, OTHER THAN LOSSES, COSTS, EXPENSES, LIABILITIES AND DAMAGES THAT AROSE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GRANTOR OR ANY OF ITS AFFILIATES, WHICH SHALL NOT BE DEBITED TO THE DEVELOPED PROPERTIES NET PROFITS ACCOUNT OR THE REMAINING PROPERTIES NET PROFITS ACCOUNT. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS CONVEYANCE SHALL BE CONSTRUED AS A WAIVER OR RELEASE OF GRANTOR FROM ANY CLAIM, ACTION OR LIABILITY ARISING UNDER SECTION 5.1(a).

Section 4.2 Accounting and Payment – Developed Properties.

(a) Following the conclusion of each Payment Period, a calculation (the “Developed Properties NPI Calculation”) shall be made by Grantor for the Developed Properties Net Profits Account by deducting (i) the sum of (A) the total Developed Properties Net Deductions for such Payment Period and (B) the absolute value of the Developed Properties Debit Balance (as defined below), if any, carried forward in the Developed Properties Net Profits Account at the beginning of such Payment Period from (ii) the total Developed Properties Gross Profits for such Payment Period. If the Developed Properties NPI Calculation results in a positive amount with respect to the Payment Period (the “Developed Properties Net Profits”), then (i) that positive amount shall be multiplied by the Developed Properties Proceeds Percentage, (ii) the resulting product thereof (the “Developed Properties NPI Payment Amount”) shall be payable to Grantee as specified in Section 4.4, and (iii) that positive amount shall be subtracted from the balance of the Developed Properties Net Profits Account to cause the Developed Properties Net Profits Account to have a zero balance immediately following the end of such Payment Period.

(b) If the Developed Properties NPI Calculation results in a negative amount with respect to a Payment Period, the negative sum shall be deemed the “Developed Properties Debit Balance” for purposes hereof; and no payments shall be made to Grantee in respect of the Developed Properties Net Profits Interest nor shall Grantee ever be liable to make any payment to Grantor in respect of the Developed Properties Debit Balance. Any Developed Properties Debit Balance shall be carried forward in the Developed Properties Net Profits Account for the following Payment Period.

(c) All amounts received by Grantor from the sale of the Developed Properties Subject Hydrocarbons for any Payment Period shall be held by Grantor in one of its general bank accounts and Grantor shall not be required to maintain a segregated account for such funds.

Section 4.3 Accounting and Payment – Remaining Properties.

(a) Following the conclusion of each Payment Period, a calculation (the “Remaining Properties NPI Calculation”) shall be made by Grantor for the Remaining Properties Net Profits Account by deducting (i) the sum of (A) the total Remaining Properties Net Deductions for such Payment Period and (B) the absolute value of the Remaining Properties Debit Balance Amount (as defined below), if any, carried forward in the Remaining Properties Net Profits Account at the beginning of such Payment Period from (ii) the total Remaining Properties Gross Profits for such Payment Period. If the Remaining Properties NPI Calculation results in a positive amount with respect to the Payment Period (the “Remaining Properties Net Profits”), then (i) that positive amount shall be multiplied by the Remaining Properties Proceeds Percentage, (ii) the resulting product thereof (the “Remaining Properties NPI Payment Amount”) shall be payable to Grantee as specified in Section 4.4, and (iii) that positive amount shall be subtracted from the balance of the Remaining Properties Net Profits Account to cause the Remaining Properties Net Profits Account to have a zero balance immediately following the end of such Payment Period,.

(b) Following the conclusion of each Payment Period, (i) the balance in the Overriding Royalty Account shall be multiplied by seven and one-half percent (7.5%), (ii) the resulting product thereof (the “Overriding Royalty Interest Proceeds”) shall be available for payment to Grantee, but only if called for by Section 4.3(c), and (iii) the balance of the Overriding Royalty Account shall be reduced to zero immediately following the end of such Payment Period.

(c) If the Remaining Properties NPI Calculation results in a negative amount with respect to a Payment Period, the negative sum shall be deemed the “Remaining Properties Debit Balance” for purposes hereof; and (i) no payments shall be made to Grantee in respect of the Remaining Properties Net Profits Interest nor shall Grantee ever be liable to make any payment to Grantor in respect of the Remaining Properties Debit Balance; (ii) the Overriding Royalty Interest Proceeds for the Payment Period shall be payable to Grantee as specified in Section 4.4; and (iii) any Remaining Properties Debit Balance, plus an amount equal to the Overriding Royalty Interest Proceeds for the Payment Period, (the “Remaining Properties Debit Balance Amount”) shall be carried forward in the Remaining Properties Net Profits Account for the following Payment Period.

(d) All amounts received by Grantor from the sale of the Remaining Properties Subject Hydrocarbons for any Payment Period shall be held by Grantor in one of its general bank accounts and Grantor shall not be required to maintain a segregated account for such funds.

Section 4.4 Payment of NPI Payouts and Overriding Royalty Interest Proceeds. For each Payment Period, Grantor shall transfer or cause to be transferred to Grantee an amount equal to the sum of (a) the Developed Properties NPI Payment Amount, if any, plus (b)(i) the Remaining Properties NPI Payment Amount, if any, or (ii) the Overriding Royalty Interest Proceeds if payable pursuant to Section 4.3(c), less (c) the Monthly Administrative Fee, with respect to the Payment Period on or before the eighth (8th) Business Day following the last Business Day of the month that follows such period (other than with respect to the initial Payment Period, which transfer shall occur on or before June 15, 2012). All funds payable to Grantee on account of the Developed Properties Net Profits Interest shall be calculated and paid entirely and exclusively out of the Developed Properties Net Profits. All funds payable to Grantee on account of the Remaining Properties Net Profits Interest shall be calculated and paid entirely and exclusively out of the Remaining Properties Net Profits. All funds payable to Grantee on account of the Overriding Royalty Interest shall be calculated and paid entirely and exclusively out of the balance in the Overriding Royalty Account.

Section 4.5 Overpayment; Past Due Payments.

(a) If Grantor ever pays Grantee more than the amount of money then due and payable to Grantee under this Conveyance, Grantee shall not be obligated to return the overpayment, but Grantor may at any time thereafter reduce the Developed Properties NPI Payment Amount, the Remaining Properties NPI Payment Amount or the Overriding Royalty

Interest Proceeds by, and retain for its own account, an amount equal to the overpayment, plus interest at the Prime Rate on such amount for the period between the fifteenth (15th) day after the date of the overpayment and the date such amount is recovered by Grantor. In order to exercise its rights under this Section 4.5(a), Grantor must give Grantee written notice with respect to any such overpayment, together with supporting information and data.

(b) Any amount not paid by Grantor to Grantee with respect to either of the Net Profits Interests or the Overriding Royalty Interest when due shall bear, and Grantor hereby agrees to pay, interest at the Prime Rate from the due date until such amount has been paid. Grantor shall give Grantee written notice with respect to any such past due payment, together with supporting information and data.

Section 4.6 Statements. For each Payment Period, for each Net Profits Interest (and the Overriding Royalty Interest, if the Overriding Royalty Interest Proceeds are payable for the Payment Period), Grantor shall deliver to Grantee a statement (“Monthly Statement”) showing the Developed Properties NPI Calculation and the Remaining Properties NPI Calculation (or the calculation of the Overriding Royalty Interest Proceeds, if such amount is payable for the Payment Period), respectively, with respect to the Payment Period on or before the eighth (8th) Business Day following the last Business Day of the month that follows such period. In order for Grantee to take exception to any item or items included in any Monthly Statement, Grantee must notify Grantor in writing within two hundred seventy (270) days after the end of the calendar year with respect to which such Monthly Statement relates. Such notice must set forth in reasonable detail the specific debits or credits to which exception is taken. Adjustments shall be made for all exceptions that are agreed to by the Parties. All matters contained in Monthly Statements that are not objected to by Grantee in the manner provided by this Section 4.6 shall be conclusively deemed correct.

Section 4.7 Information; Access. Grantor shall maintain true and correct books, records and accounts of (a) all transactions required or permitted by this Conveyance (including all financial information necessary to reflect such transactions), and (b) the financial information necessary to make the Developed Properties NPI Calculation, the Remaining Properties NPI Calculation and the calculation of the Overriding Royalty Interest Proceeds with respect to any Payment Period. Grantee or its representative, at Grantee’s expense and upon reasonable prior written notice, may inspect and copy such books, records, and accounts, and such other documents, contracts and information as may be reasonably requested by Grantee, in Grantor’s office during normal business hours. At Grantee’s request, subject to applicable restrictions on disclosure and transfer of information, Grantor shall give Grantee and its designated representatives reasonable access in Grantor’s office during normal business hours to (i) all production data and sales documentation (including third-party sales documentation) in Grantor’s possession or Grantor’s Affiliates’ possession, relating to operations on the Subject Interests, (ii) all other information and supporting documentation relevant to expenditures and other amounts relevant to the calculation of the amounts payable to Grantee hereunder and (iii) all reserve reports and reserve studies in the possession of Grantor or of Grantor’s Affiliates, relating to the Subject Interests, whether prepared by Grantor, by Grantor’s Affiliates, or by consulting engineers. GRANTOR MAKES NO (AND GRANTEE HEREBY WAIVES ANY) REPRESENTATIONS OR WARRANTIES ABOUT THE ACCURACY OR

COMPLETENESS OF ANY SUCH DATA, REPORTS, OR STUDIES REFERRED TO IN THIS SECTION 4.7 AND GRANTOR SHALL HAVE NO LIABILITY TO GRANTEE, THE TRUST OR ANY OTHER PERSON RESULTING FROM SUCH DATA, STUDIES, OR REPORTS OR THE USE THEREOF.

ARTICLE V

OPERATION OF THE SUBJECT INTERESTS

Section 5.1 Operations Standard.

(a) To the extent Grantor controls such matters and notwithstanding anything to the contrary herein, with respect to the Subject Interests, Grantor agrees that it will conduct and carry on, or use commercially reasonable efforts to cause the operator thereof to conduct and carry on, the operation and maintenance of the Subject Interests in the same manner as a reasonably prudent operator in the State of California would under the same or similar circumstances acting with respect to its own properties.

(b) As to any third Person, the acts of Grantor shall be binding on Grantee, and it shall not be necessary for Grantee to join with Grantor in the execution or ratification of any operating agreement, unit operating agreement, contract for development, or similar instrument affecting or pertaining to any of the Subject Interests.

(c) Grantee acknowledges that Grantor is not the only undivided interest owner in the properties underlying the Subject Interests. As such, Grantee agrees that the acts or omissions of Grantor’s co-owners shall not be deemed to constitute a violation of the provisions of Section 5.1(a), nor shall any action required by a vote of co-owners be deemed to constitute such a violation so long as Grantor has voted its interest in a manner designed to comply with Section 5.1(a).

(d) WITHOUT LIMITING THE FOREGOING, (i) THE PARTIES ACKNOWLEDGE THAT GRANTEE HAS NO RIGHT OR POWER TO PROPOSE THE DRILLING OF A WELL OR ANY OTHER OPERATIONS, TO DETERMINE THE TIMING OR SEQUENCE OF ANY OPERATIONS, TO COMMENCE OR SHUT DOWN PRODUCTION, TO TAKE OVER OPERATIONS, OR TO MAKE OR SHARE OR PARTICIPATE IN OR OTHERWISE BE INVOLVED IN ANY MANNER WHATSOEVER IN ANY OPERATING DECISION WHATSOEVER OR IN ANY DECISION PERTAINING TO THE MARKETING AND SALE OF PRODUCTION WHATSOEVER OR ANY OTHER ASPECT OF ANY OPERATIONS OR DECISIONS AFFECTING OPERATIONS OR OTHER ACTIVITIES ON OR RELATING TO THE SUBJECT INTERESTS AND, (ii) THE PARTIES HEREBY EXPRESSLY NEGATE ANY INTENT TO CREATE (AND THIS CONVEYANCE SHALL NEVER BE CONSTRUED AS CREATING) A MINING OR OTHER PARTNERSHIP OR JOINT VENTURE OR OTHER RELATIONSHIP SUBJECTING GRANTOR AND GRANTEE TO JOINT LIABILITY OR ANY OTHER DUTIES BETWEEN GRANTOR AND GRANTEE (EXCEPT THOSE EXPRESSLY SET FORTH HEREIN).

Section 5.2 Pooling and Unitization .

(a) Certain of the Subject Interests may have been heretofore pooled or unitized for the production of Hydrocarbons. Such Subject Interests are and shall be subject to the terms and provisions of such pooling or unitization agreements, and this Conveyance shall apply to and affect only the production of Hydrocarbons from such units which accrues to such Subject Interests under and by virtue of the applicable pooling and unitization agreements.

(b) Grantor shall have (without further consent of or notice to Grantee) the right to pool or unitize all or any of the Subject Interests (and the Net Profits Interests and Overriding Royalty Interest) and to alter, change, amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the lands covered by the Leases, as to one or more of the formations or horizons thereunder, when, in the reasonable judgment of Grantor, it is necessary or advisable to do so in order to facilitate the orderly development of the Subject Interests or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom. For purposes of computing Developed Properties Net Profits, Remaining Properties Net Profits or ORI Properties Gross Profits, as applicable, there shall be allocated to the Subject Interests included in such unit a pro rata portion of the Hydrocarbons produced from the pooled unit on the same basis that production from the pool or unit is allocated to other working interests in such pool or unit by virtue of the applicable pooling or unitization agreement. The interest in any such unit allocable to the Subject Interests included therein shall become a part of the Subject Interests and shall be subject to the applicable Net Profits Interest, and to the Overriding Royalty Interest, if applicable.

Section 5.3 Non-Consent. Grantor shall have (without the further consent of or notice to Grantee) the right to elect not to participate in any operations that are to be conducted under the terms of any operating agreement, unit operating agreement, contract for development, or similar instrument affecting or pertaining to any of the Subject Interests. If Grantor elects to be a non-participating party under any such arrangement with respect to any operation on any portion of the Subject Interests or elects to be an abandoning party with respect to a Subject Well, the consequence of which election is that Grantor’s interest in such Subject Well is temporarily (i.e., during a recoupment period) or permanently relinquished to the parties participating in such operations, or electing not to abandon such Subject Well, then the costs and proceeds attributable to such relinquished interest shall not, for the period of such relinquishment (which may be a continuous and permanent period), be debited or credited to the Developed Properties Net Profits Account or the Remaining Properties Net Profits Account, and such relinquished interest shall not, for the period of such relinquishment, be considered to be subject to the Developed Properties Net Profits Interest or the Remaining Properties Net Profits Interest. Notwithstanding the foregoing, Grantor shall not elect, as to any portion of the Subject Interests, to be a non-participating party with respect to any operation contemplated in this Section 5.3 in the event any Affiliate of Grantor will also be a participating party in such operation.

Section 5.4 Marketing. Grantor shall have exclusive charge and control of the marketing of all Subject Hydrocarbons. Grantor shall market or cause to be marketed all commercial quantities of the Subject Hydrocarbons in accordance with Section 5.1(a), and shall not be entitled to deduct from the calculation of Developed Properties Net Profits or Remaining Properties Net Profits any fee for marketing the Subject Hydrocarbons allocable to the

Development Properties Net Profits Interest or the Remaining Properties Net Profits Interest other than fees for marketing paid to non-Affiliates. Grantor shall not enter into any Hedges (other than the Existing Hedges) with respect to the Subject Hydrocarbons from and after the Effective Time or modify or terminate the Existing Hedges. Grantee shall have no right to take in kind any Subject Hydrocarbons.

Section 5.5 Leases. Grantor shall have the right to renew, extend, modify, amend or supplement the Leases with respect to any of the lands or depths covered thereby without the consent of Grantee. The Developed Properties Net Profits Interest shall apply to all such renewals, extensions, modifications, amendments and supplements of the Leases (but only as to Developed Properties Subject Wells and to Targeted Formations covered by the predecessor lease and in which Grantor had an interest under the predecessor lease). The Remaining Properties Net Profits Interest shall apply to all such renewals, extensions, modifications, amendments and supplements of the Remaining Properties Leases (but only to the extent that the predecessor lease (including the lands and depths covered thereby) was subject to the Remaining Properties Net Profits Interest. The Overriding Royalty Interest shall apply to all such renewals, extensions, modifications, amendments and supplements of the Remaining Properties Leases (but only to the extent that the predecessor lease (including the lands and depths, covered thereby) was subject to the Overriding Royalty Interest. No renewal, extension, modification, amendment, or supplement shall adversely affect any of Grantee’s rights hereunder disproportionately. Any fees payable with respect to such renewal, extension, modification, amendment or supplement shall be considered Developed Properties Gross Deductions or Remaining Properties Gross Deductions, as appropriate, for purposes hereof. Grantor shall promptly furnish Grantee with written notice of any renewal, extension, modification, amendment, or supplementation that materially affects a Net Profits Interest or the Overriding Royalty Interest, identifying the location and the acreage covered thereby.

Section 5.6 Abandonment. Grantor shall have (without the further consent of or notice to Grantee) the right to release, surrender or abandon its interest in any portion of the Subject Interests that Grantor reasonably believes, in accordance with the standard set forth in Section 5.1(a), will no longer produce (or be capable of producing) Subject Hydrocarbons in paying quantities. The effect of such release, surrender or abandonment will be to release, surrender or abandon the Net Profits Interests and the Overriding Royalty Interest insofar as the Net Profits Interests or the Overriding Royalty Interest cover the applicable portion of the Subject Interests so released, surrendered or abandoned by Grantor. Following any such release, surrender or abandonment, Grantor will promptly notify Grantee in writing of the portion of the Subject Interests that has been released, surrendered or abandoned, and the date on which such release, surrender or abandonment has occurred. Further, Grantor shall have the right to release, surrender or abandon any portion of the Subject Interests if (a) such release, surrender or abandonment is necessary for health, safety or environmental reasons, or (b) in the case of Developed Properties Subject Interests, the Developed Properties Subject Hydrocarbons that would have been produced from the released, surrendered or abandoned portion of the Developed Properties Subject Interests would reasonably be expected to be produced from Developed Properties Subject Wells located on the remaining portion of the Developed Properties Subject Interests; or in the case of Remaining Properties Subject Interests, the Remaining Properties Subject Hydrocarbons that would have been produced from the released, surrendered or abandoned portion of the Remaining Properties Subject Interests would reasonably be expected to be produced from Remaining Properties Subject Wells located on the remaining portion of the Remaining Properties Subject Interests.

Section 5.7 Contracts with Affiliates. Grantor and its Affiliates may perform services and furnish supplies or equipment with respect to the Subject Interests that are required to operate the Subject Interests and treat the costs of such services or furnishing of such supplies or equipment as Developed Properties Gross Deductions or Remaining Properties Gross Deductions, as appropriate, for purposes hereof. The terms of the provision of such services or furnishing of supplies or equipment shall be substantially similar to those terms available from non-Affiliates in the same area as the applicable portion of the Subject Interests that are engaged in the business of rendering comparable services or furnishing comparable equipment and supplies, taking into consideration all such terms, including the price, term, condition of supplies or equipment, and availability of supplies or equipment.

Section 5.8 Common Usage. If Materials, or wells or facilities located on or used in connection with the Developed Properties Subject Interests, are used in connection with the Remaining Properties Subject Interests, or vice versa, costs attributable to such Materials, wells or facilities shall be allocated between the Subject Interests by Grantor on a fair and equitable basis (without regard to the existence of the Net Profits Interests).

Section 5.9 Well Take-Over.

(a) If prior to the plugging and abandonment of a Developed Properties Subject Well, such well is taken over for use, exclusively, in connection with the Remaining Properties Subject Interests, costs attributable to the plugging and abandonment thereof shall not be Developed Properties Gross Deductions.

(b) Grantor shall have the right to cease production of Developed Properties Subject Hydrocarbons from a Developed Properties Subject Well, and to use such well exclusively in connection with the Remaining Properties Subject Interests, even though such well is producing Developed Properties Subject Hydrocarbons in paying quantities; provided that the number of such wells does not exceed ten percent (10%) of the Developed Properties Subject Wells in any rolling ten-year period. In the event that Grantor does so, (i) Grantee shall, upon receiving a written request from Grantor, immediately execute, acknowledge and deliver to Grantor a recordable instrument (reasonably acceptable to Grantor) that terminates and releases the Developed Properties Net Profits Interest with respect to the Developed Properties Subject Interest represented by the affected Developed Properties Subject Well, and (ii) the Developed Properties Gross Fair Value of the released portion of the Developed Properties Net Profits Interest shall be considered a Developed Properties Offset Amount for purposes hereof during the Payment Period in which the release occurs.

Section 5.10 No Personal Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS CONVEYANCE, GRANTEE SHALL NEVER BE PERSONALLY RESPONSIBLE FOR THE PAYMENT OF ANY PART OF ANY LOSSES, COSTS, EXPENSES, LIABILITIES, DAMAGES OR ANY OTHER AMOUNTS WHATSOEVER INCURRED IN CONNECTION WITH THE EXPLORING, DEVELOPING,

OPERATING OR MAINTAINING OF THE SUBJECT INTERESTS OR OTHERWISE INCURRED IN CONNECTION WITH ANY ASPECT OF ANY ACTIVITIES ON OR RELATING TO THE SUBJECT INTERESTS, AND, SUBJECT TO SECTION 4.1(f), ALL SUCH LOSSES, COSTS, EXPENSES, LIABILITIES OR DAMAGES SHALL, TO THE EXTENT THE SAME RELATE TO ACTS, OMISSIONS, EVENTS, CONDITIONS OR CIRCUMSTANCES OCCURRING FROM AND AFTER THE EFFECTIVE TIME, BE TREATED AS DEVELOPED PROPERTIES GROSS DEDUCTIONS OR REMAINING PROPERTIES GROSS DEDUCTIONS, AS APPROPRIATE, FOR PURPOSES HEREOF.

Section 5.11 Real Property Interest. IT IS THE EXPRESS INTENT OF THE PARTIES THAT: (i) THE DEVELOPED PROPERTIES NET PROFITS INTEREST SHALL FOR ALL PURPOSES CONSTITUTE (AND THIS CONVEYANCE SHALL CONCLUSIVELY BE CONSTRUED FOR ALL PURPOSES AS CREATING) A SINGLE AND SEPARATE NON-POSSESSORY, NON-OPERATING, ROYALTY INTEREST (IN THE FORM OF AN OVERRIDING ROYALTY INTEREST) IN AND TO THE DEVELOPED PROPERTIES SUBJECT INTERESTS AND A FULLY VESTED AND FULLY CONVEYED INTEREST IN REAL PROPERTY RUNNING WITH THE DEVELOPED PROPERTIES SUBJECT INTERESTS, (ii) THE REMAINING PROPERTIES NET PROFITS INTEREST SHALL FOR ALL PURPOSES CONSTITUTE (AND THIS CONVEYANCE SHALL CONCLUSIVELY BE CONSTRUED FOR ALL PURPOSES AS CREATING) A SINGLE AND SEPARATE NON-POSSESSORY, NON-OPERATING, ROYALTY INTEREST (IN THE FORM OF AN OVERRIDING ROYALTY INTEREST) IN AND TO THE REMAINING PROPERTIES SUBJECT INTERESTS AND A FULLY VESTED AND FULLY CONVEYED INTEREST IN REAL PROPERTY RUNNING WITH THE REMAINING PROPERTIES SUBJECT INTERESTS, AND (iii) THE OVERRIDING ROYALTY INTEREST SHALL FOR ALL PURPOSES CONSTITUTE (AND THIS CONVEYANCE SHALL CONCLUSIVELY BE CONSTRUED FOR ALL PURPOSES AS CREATING) A SINGLE AND SEPARATE NON-POSSESSORY, NON-OPERATING, ROYALTY INTEREST (IN THE FORM OF AN OVERRIDING ROYALTY INTEREST) IN AND TO THE ORI PROPERTIES SUBJECT INTERESTS AND A FULLY VESTED AND FULLY CONVEYED INTEREST IN REAL PROPERTY RUNNING WITH THE ORI PROPERTIES SUBJECT INTERESTS.

ARTICLE VI

TRANSFERS AND CHARGES

Section 6.1 Assignment by Grantor Subject to Net Profits Interests.

(a) Right to Sell.

(i) Grantor may from time to time Transfer its interest in the Subject Interests, or any part thereof or undivided interest therein, subject to the applicable Net Profits Interest (and the Developed Properties Debit Balance, if any, in the corresponding portion of the Developed Properties Net Profits Account, and the Remaining Properties Debit Balance Amount, if any, in the corresponding portion of the Remaining Properties Net Profits Account, as applicable), the Overriding Royalty Interest if applicable, and this Conveyance. Subject to Section 6.1(a)(ii), Grantor shall cause the assignee, purchaser, transferee or grantee of any such transaction to take the affected Subject Interests subject to the applicable Net Profits Interest, the Overriding Royalty Interest, if applicable, and this Conveyance and, from and after the actual date of any such Transfer, to assume Grantor’s obligations under this Conveyance with respect to such Subject Interests.

(ii) Notwithstanding the foregoing, Grantor may from time to time Transfer to non-Affiliates of Grantor, free and clear of the applicable Net Profits Interest, the Overriding Royalty Interest and this Conveyance, any of the Developed Properties Subject Interests and any of the Remaining Properties Subject Interests that, together, account for less than or equal to 0.25% of the total production of Developed Properties Subject Hydrocarbons from the Developed Properties Subject Interests in the preceding twelve (12) month period and Remaining Properties Subject Hydrocarbons from the Remaining Properties Subject Interests in the preceding twelve (12) month period. The aggregate Fair Value of all portions of the Developed Properties Net Profits Interest and the Remaining Properties Net Profits Interest released in connection with such Transfers shall not exceed an aggregate Fair Value of five hundred thousand dollars ($500,000) during any consecutive twelve (12) month period. In the event of any such Transfer, (A) Grantor shall deliver a certificate to Grantee certifying Grantor’s compliance with the relevant provisions of this Conveyance, (B) the Developed Properties Gross Fair Value of the released portion of the Developed Properties Net Profits Interest shall be considered a Developed Properties Offset Amount, and the Remaining Properties Gross Fair Value of the released portion of the Remaining Properties Net Profits Interest shall be considered a Remaining Properties Offset Amount, for purposes hereof during the Payment Period in which the Transfer occurs, and (C) Grantee shall, upon receiving a written request from Grantor, immediately prior to any such Transfer, execute, acknowledge, and deliver to Grantor a recordable instrument (reasonably acceptable to Grantor) that terminates and releases the applicable Net Profits Interest (and the Overriding Royalty Interest if applicable) with respect to the Subject Interests being Transferred.

(b) Effect of Sale. From and after the actual date of any of the Transfers described in Section 6.1(a) by Grantor, Grantor (and in the case of Section 6.1(a)(ii) only, any assignee, purchaser, transferee or grantee of the Subject Interests) shall be relieved of all obligations, requirements, and responsibilities arising under this Conveyance with respect to the Subject Interests Transferred, except for those that accrued prior to such date.

(c) Allocation of Consideration. Grantee is not entitled to receive any share of the sales proceeds received by Grantor in any transaction permitted by this Section 6.1.

(d) Separate Interest. Effective on the effective date of any Transfer of any Subject Interest pursuant to Section 6.1(a)(i), Developed Properties Gross Profits, Remaining Properties Gross Profits, Developed Properties Excluded Proceeds, Remaining Properties Excluded Proceeds, Developed Properties Net Deductions, Remaining Properties Net Deductions, Developed Properties Gross Deductions, Remaining Properties Gross Deductions, Developed Properties Offset Amounts, Remaining Properties Offset Amounts, Developed Properties Net Profits, Remaining Properties Net Profits, ORI Properties Gross Profits and Overriding Royalty Interest Proceeds shall thereafter be calculated and determined separately (by the assignee, purchaser, transferee or grantee) with respect to such Transferred Subject Interests, taking into consideration the Developed Properties Debit Balance, if any, in the corresponding portion of the Developed Properties Net Profits Account, and the Remaining Properties Debit Balance Amount, if any, in the corresponding portion of the Remaining Properties Net Profits Account, as applicable; and Developed Properties Net Deductions, Remaining Properties Net Deductions, Developed Properties Gross Profits, Remaining Properties Gross Profits and Overriding Royalty Interest Proceeds during each Payment Period in respect of the Subject Interests Transferred shall reflect items received or incurred by the assignee, purchaser, transferee or grantee, and shall be calculated in accordance with Article IV hereof.

Section 6.2 Release of Other Properties. Notwithstanding anything herein to the contrary, in the event that any Person notifies Grantor that, pursuant to a Prior Reversionary Interest, Grantor is required to convey all or any portion of the Subject Interests (or the Net Profits Interests (and the Overriding Royalty Interest if applicable) with respect to all or any portion of the Subject Interests) to such Person or cease production from any Subject Well, Grantor shall have the right (without further consent or notice to Grantee) to provide such conveyance with respect to such portion of the Subject Interests (or the Net Profits Interests (and the Overriding Royalty Interest if applicable) with respect to such portion of the Subject Interests) or permanently cease production from any such Subject Well. If in connection with any such conveyance or permanent cessation of production pursuant to any Prior Reversionary Interest, Grantor receives compensation attributable to all or any portion of the Net Profits Interests (and the Overriding Royalty Interest if applicable) (“Reversionary Compensation”), an amount equal to the Gross Reversionary Compensation shall be considered a Developed Properties Offset Amount in the case of the Developed Properties Net Profits Interest or a Remaining Properties Offset Amount in the case of the Remaining Properties Net Profits Interest, for purposes hereof during the Payment Period in which Grantor receives the Reversionary Compensation. In connection with any such conveyance or permanent cessation of production, Grantee shall, on request, immediately prior to such event, execute, acknowledge, and deliver to Grantor a recordable instrument (reasonably acceptable to Grantor) that terminates and releases the applicable Net Profits Interest (and the Overriding Royalty Interest if applicable) with respect to any such portion of the Subject Interests or Subject Well, as applicable, to Grantor. From and after the actual date of any such conveyance or permanent cessation of production, Grantor and any assignee, purchaser, transferee or grantee of such Subject Interest (or the applicable Net Profits Interest (and the Overriding Royalty Interest if applicable) with respect to such Subject Interest) shall be relieved of all obligations, requirements, and responsibilities arising under the applicable Net Profits Interest (and the Overriding Royalty Interest if applicable) or this Conveyance with respect to such portion of the Subject Interests, except for those that accrued prior to such date.

Section 6.3 Mortgages and Security Interests. Nothing herein shall prevent Grantor from granting a lien, mortgage, security interest or other charge in Grantor’s interest in any property, including the Subject Interests and the Subject Hydrocarbons. Grantor agrees that it shall cause each agreement, indenture, bond, deed of trust, filing, application or other instrument that creates or purports to create a lien, mortgage, security interest or other charge secured by the Subject Interests, the Subject Hydrocarbons or the proceeds from the sale of the Subject Hydrocarbons to include an express agreement and acknowledgement by the parties thereto that the Net Profits Interests (and the Overriding Royalty Interest if applicable) are senior in right of payment and collection to any and all obligations created thereby in respect of the Subject Interests, the Subject Hydrocarbons or the proceeds from the sale of the Subject Hydrocarbons. The preceding sentence shall not apply to any agreement, indenture, bond, deed of trust, filing, application or other instrument that creates a lien, mortgage, security interest or other charge secured by not more than Grantor’s residual interest in the Subject Interests, the Subject Hydrocarbons or the proceeds from the sale of the Subject Hydrocarbons.

Section 6.4 Rights of Mortgagee, Pledgee or Trustee. If Grantee shall at any time execute a mortgage, pledge or deed of trust covering all or part of the Net Profits Interests or the Overriding Royalty Interest, the mortgagee(s), pledge(s) or trustee(s) therein named or the holder of any obligation secured thereby shall be entitled, to the extent such mortgage, pledge or deed of trust so provides, to exercise all the rights, remedies, powers, and privileges conferred upon Grantee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by Grantee, but the provisions of this Section 6.4 shall in no way be deemed or construed to impose upon Grantor any obligation or liability undertaken by Grantee under such mortgage, pledge or deed of trust or under any obligation secured thereby.

Section 6.5 Assignment or Mortgage by Grantee. Grantee shall provide Grantor with written notice of any Transfer, mortgage or pledge of all or any portion of the Net Profits Interests or Overriding Royalty Interest. No such Transfer, mortgage or pledge will affect the method of computing Developed Properties Gross Profits, Remaining Properties Gross Profits, Developed Properties Excluded Proceeds, Remaining Properties Excluded Proceeds, Developed Properties Net Deductions, Remaining Properties Net Deductions, Developed Properties Gross Deductions, Remaining Properties Gross Deductions, Developed Properties Offset Amounts, Remaining Properties Offset Amounts, Developed Properties Net Profits, Remaining Properties Net Profits, ORI Properties Gross Profits or Overriding Royalty Interest Proceeds or impose any obligation or liability on Grantor. Grantor shall never be obligated to pay the Developed Properties NPI Payment Amount, Remaining Properties NPI Payment Amount and Overriding Royalty Interest Proceeds (or portions thereof) to more than one Person. If more than one Person is ever entitled to receive payment of any part of the Developed Properties NPI Payment Amount, Remaining Properties NPI Payment Amount or Overriding Royalty Interest Proceeds, Grantor may suspend payments of the Developed Properties NPI Payment Amount, Remaining Properties NPI Payment Amount and Overriding Royalty Interest until the concurrent owners or claimants of the Net Profits Interests and the Overriding Royalty Interest or the right to receive payment of the Developed Properties NPI Payment Amount, Remaining Properties NPI Payment Amount or Overriding Royalty Interest Proceeds, appoint one Person in writing to receive all payments of the Developed Properties NPI Payment Amount, Remaining Properties NPI Payment Amount and Overriding Royalty Interest Proceeds on their behalf. Grantor may thereafter conclusively rely upon the authority of that Person to receive payments of the Developed Properties NPI Payment Amount, Remaining Properties NPI Payment Amount and Overriding Royalty Interest Proceeds and shall be under no further duty to inquire into the authority or performance of such Person.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices and other communications which are required or may be given pursuant to this Conveyance must be given in writing, in English and delivered personally, by courier, by telecopy or by registered or certified mail, postage prepaid, as follows:

If to Grantor:

Pacific Coast Energy Company LP

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Attn: Gregory C. Brown

Facsimile: (213) 225-5917

If to Grantee:

Pacific Coast Oil Trust

c/o The Bank of New York Mellon Trust Company, N.A.

919 Congress Avenue, Suite 500

Austin, Texas 78701

Attn: Michael J. Ulrich

Facsimile: (512) 479-2253

Either Party may change its address for notice purposes by giving notice to the other Party in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

Section 7.2 Ownership of Certain Property. The Net Profits Interests and the Overriding Royalty Interest do not include any right, title, or interest in and to any personal property, fixtures, or equipment and are exclusively interests in and to the applicable Subject Interests and the applicable Subject Hydrocarbons.

Section 7.3 Non-Recourse. Grantee shall look solely to the Developed Properties Net Profits for the satisfaction and discharge of the Developed Properties Net Profits Interest, to the Remaining Properties Net Profits for the satisfaction and discharge of the Remaining Properties Net Profits Interest and to the balance in the Overriding Royalty Account for the satisfaction and discharge of the Overriding Royalty Interest, and except in the event of Grantor’s failure to pay as required by Section 4.4, Grantor shall not be liable for such satisfaction or discharge. Grantor shall not have any liability (and Grantee shall have no recourse or remedy against Grantor) in the event that (i) the Developed Properties Subject Interests terminate without having generated the Developed Properties Subject Hydrocarbons, Developed Properties Net Profits or Developed Properties NPI Payment Amount that are expected to be generated during the term of the Developed Properties Net Profits Interest, (ii) the Remaining Properties Subject Interests terminate without having generated the Remaining Properties Subject Hydrocarbons, Remaining Properties Net Profits or Remaining Properties NPI Payment Amount that are expected to be generated during the term of the Remaining Properties Net Profits Interests, or (iii) the ORI Properties Subject Interests terminate without having generated the ORI Properties Subject Hydrocarbons or Overriding Royalty Interest Proceeds that are expected to be generated during the term of the Overriding Royalty Interest.

Section 7.4 Payments. Grantor shall transfer or cause to be transferred all monies to which Grantee is entitled hereunder by Federal funds wire transfer not later than the date when due, to Grantee at the bank account specified by Grantee in writing to Grantor.

Section 7.5 Amendments. This Conveyance may not be amended, altered or modified except pursuant to a written instrument executed by the Parties.

Section 7.6 Further Assurances. The Parties shall from time to time do and perform such further acts and execute and deliver such further instruments, conveyances, and documents as may be required or reasonably requested by the other Party to establish, maintain, or protect the respective rights and remedies of the Parties and to carry out and effectuate the intentions and purposes of this Conveyance.

Section 7.7 Waivers. Any failure by either Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by such Party and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Conveyance shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 7.8 Severability. The invalidity or unenforceability of any term or provision of this Conveyance in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Conveyance which is manifestly unjust.

Section 7.9 No Partition. The Parties acknowledge that Grantee has no right or interest that would permit Grantee to partition any portion of the Leases or Subject Interests, and Grantee hereby waives any such right.

Section 7.10 Governing Law. THIS CONVEYANCE AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OR PRINCIPLES THAT MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 7.11 Rule Against Perpetuities. It is not the intent of the Parties that any provision herein violate any applicable law regarding the rule against perpetuities or other rules regarding the vesting or duration of estates, and this Conveyance shall be construed as not violating any such rule to the extent the same can be so construed consistent with the expressed intent of the Parties as set forth herein. In the event, however, that any provision hereof is determined to violate any such rule, then such provision shall nevertheless be effective for the maximum period (but not longer than the maximum period) permitted by such rule that will result in no violation. To extent that the maximum period is permitted to be determined by reference to “lives in being,” the Parties agree that “lives in being” shall refer to the lifetime of the last survivor of the descendents of the late Joseph P. Kennedy (the father of the late John F. Kennedy, the 35th President of the United States of America) living as of the Effective Time.

Section 7.12 Tax Matters. Without limiting the disclaimer in Section 5.1(d)(ii), nothing herein contained shall be construed to constitute a partnership or to cause either Party (under state law or for tax purposes) to be treated as being the agent of, or in partnership with, the other Party. Grantor may cause to be withheld from any payment hereunder any tax withholding required by law or regulations, including, in the case of any withholding obligation arising from income that does not give rise to any cash or property from which any applicable withholding tax could be satisfied, by way of set off against any subsequent payment of cash or property hereunder.

Section 7.13 Counterparts. This Conveyance may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one instrument. No Party shall be bound until such time as all of the Parties have executed counterparts of this Conveyance. To facilitate recordation, there may be omitted from the Exhibits to this Conveyance in certain counterparts descriptions of property located in recording jurisdictions other than the jurisdiction in which the particular counterpart is to be filed or recorded.

Section 7.14 Conspicuous. GRANTOR AND GRANTEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS CONVEYANCE IN ALL CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 7.15 Binding Effect. All the covenants, restrictions and agreements of Grantor herein contained shall be deemed to be covenants running with the Subject Interests and the lands affected thereby. All of the provisions hereof shall inure to the benefit of Grantee and its successors and assigns and shall be binding upon Grantor and its successors and assigns and all other owners of the Subject Interests or any part thereof or any interest therein.

Section 7.16 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NONE OF GRANTOR, GRANTEE OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE ENTITLED TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS CONVEYANCE, AND EACH PARTY, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY EXPRESSLY WAIVES ANY RIGHT TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS CONVEYANCE AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.17 Term. The Developed Properties Net Profits Interest shall remain in full force and effect as long as (i) any portion of the Developed Properties Subject Interests not comprised of fee interests is in full force and effect, and (ii) any portion of the Developed Properties Subject Interests comprised of fee interests is producing Hydrocarbons in commercial quantities. At any time after the termination of the Developed Properties Net Profits Interest, Grantee shall, upon the request of Grantor, execute and deliver such instruments as may be necessary to evidence the termination of the Developed Properties Net Profits Interest. The Remaining Properties Net Profits Interest shall remain in full force and effect as long as (i) any portion of the Remaining Properties Subject Interests not comprised of fee interests is in full force and effect, and (ii) any portion of the Remaining Properties Subject Interests comprised of fee interests is producing Hydrocarbons in commercial quantities. At any time after the termination of the Remaining Properties Net Profits Interest, Grantee shall, upon the request of Grantor, execute and deliver such instruments as may be necessary to evidence the termination of the Remaining Properties Net Profits Interest. The Overriding Royalty Interest shall remain in full force and effect as long as any portion of the ORI Properties Subject Interests is in full force and effect. At any time after the termination of the Overriding Royalty Interest, Grantee shall, upon the request of Grantor, execute and deliver such instruments as may be necessary to evidence the termination of the Overriding Royalty Interest.

Section 7.18 Trust Agreement. This Conveyance is delivered pursuant to, and hereby made subject to, the terms and conditions of the Trust Agreement. In the event that any provision of this Conveyance is construed to conflict with any provision of the Trust Agreement, the provisions of the Trust Agreement shall be deemed controlling to the extent of such conflict.

Section 7.19 No Third Party Beneficiaries. Nothing in this Conveyance shall entitle any Person other than the Parties to any claims, cause of action, remedy or right of any kind.

Section 7.20 Construction. The Parties acknowledge that (a) Grantor and Grantee have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby, (b) this Conveyance is the result of arms-length negotiations from equal bargaining positions, and (c) Grantor and Grantee and their respective counsel participated in the preparation and negotiation of this Conveyance. Any rule of construction that a document be construed against the drafter shall not apply to the interpretation or construction of this Conveyance.

Section 7.21 Merger Clause. This Conveyance and the Trust Documents constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 7.22 Reliance by Third Parties. No third party (including operators, production purchasers and disbursing parties) is responsible for calculating or separately reporting and paying to Grantee any sums that are potentially attributable to the Net Profits Interests or the Overriding Royalty Interest; and such third parties may include the interest of Grantee within the interest credited to Grantor for all purposes. Grantor shall attend to the actual distribution of the Developed Properties NPI Payment Amount, the Remaining Properties NPI Payment Amount and the Overriding Royalty Interest Proceeds to Grantee as provided in this Conveyance. To the extent that any provision of a state oil and gas proceeds payment statute requires an operator, production purchaser or disbursing party to account for and separately pay proceeds of production attributable to the Net Profits Interests or the Overriding Royalty Interest, Grantor and Grantee specifically (a) authorize such third parties to include the Net Profits Interests or the

Overriding Royalty Interest within the interest credited to Grantor, and (b) waive the application of such statute, to the extent possible, and such payment shall be made to Grantor directly. No third party shall be under any obligation to inquire as to, or to see to, the application by Grantor of the proceeds received by it from any sale of production attributable to the Net Profits Interests or the Overriding Royalty Interest.

Section 7.23 Replacement Conveyance. This Conveyance replaces and supersedes that certain Conveyance of Net Profits Interests and Overriding Royalty Interest from Grantor to Grantee executed on May 8, 2012 and covering the same properties and interests covered by this Conveyance; and said Conveyance of Net Profits Interests and Overriding Royalty Interest shall be null and void, and of no force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Conveyance has been signed by each of the Parties on the Execution Date and duly acknowledged before the undersigned Notary Public.

GRANTOR: Pacific Coast Energy Company LP By its General Partner, PCEC (GP) LLC

By:	/s/ Randall H. Breitenbach
Name: Randall H. Breitenbach Title: Chief Executive Officer

GRANTEE: Pacific Coast Oil Trust By its Trustee, The Bank of New York Mellon Trust Company, N.A.

By:	/s/ Michael J. Ulrich
Name: Michael J. Ulrich Title: Vice President

[Signature Page – Conveyance]

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On June 11, 2012, before me, Ronald G. Patton, Notary Public,

        Date

personally appeared Randall H. Breitenbach, who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he~~/she/they~~ executed the same in his~~/her/their~~ authorized capacity~~(ies)~~, and that by his~~/her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Ronald G. Patton
Place Notary Seal Above	Signature of Notary Public

[Acknowledgement Page – Conveyance]

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on June 12, 2012, by Michael J. Ulrich as Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, the Trustee of Pacific Coast Oil Trust, a Delaware statutory trust, on behalf of said national banking association and trust.

[Seal]

Sarah Newell
Notary Public in and for The State of Texas Notary’s Name (Printed): Sarah Newell My commission expires: 02-16-14

[Acknowledgement Page – Conveyance]

EXHIBIT A

ATTACHED TO AND MADE A PART OF THAT

CERTAIN CONVEYANCE OF NET PROFITS INTERESTS

AND OVERRIDING ROYALTY INTEREST

DATED AS OF APRIL 1, 2012

LEASES

(see attached)

Exhibit A

EXHIBIT B-1

ATTACHED TO AND MADE A PART OF THAT

CERTAIN CONVEYANCE OF NET PROFITS INTERESTS

AND OVERRIDING ROYALTY INTEREST

DATED AS OF APRIL 1, 2012

AFEs (DEVELOPED PROPERTIES)

(see attached)

Exhibit B-1

EXHIBIT B-2

ATTACHED TO AND MADE A PART OF THAT

CERTAIN CONVEYANCE OF NET PROFITS INTERESTS

AND OVERRIDING ROYALTY INTEREST

DATED AS OF APRIL 1, 2012

AFEs (REMAINING PROPERTIES)

(see attached)

Exhibit C

EXHIBIT C

ATTACHED TO AND MADE A PART OF THAT

CERTAIN CONVEYANCE OF NET PROFITS INTERESTS

AND OVERRIDING ROYALTY INTEREST

DATED AS OF APRIL 1, 2012

EXISTING HEDGES

Commodity	Counterparty	Instrument	Quantity (bbls/d)	Pricing ($/bbl)	Effective Date	Termination Date
Oil - Brent IPE	Wells Fargo	Swap	2000 bbls/d	$115.00	4/01/2012	3/31/2014

Exhibit C

EXHIBIT D

ATTACHED TO AND MADE A PART OF THAT

CERTAIN CONVEYANCE OF NET PROFITS INTERESTS

AND OVERRIDING ROYALTY INTEREST

DATED AS OF APRIL 1, 2012

DEVELOPED PROPERTIES SUBJECT WELLS

(see attached)

Exhibit D

EXHIBIT E

ATTACHED TO AND MADE A PART OF THAT

CERTAIN CONVEYANCE OF NET PROFITS INTERESTS

AND OVERRIDING ROYALTY INTEREST

DATED AS OF APRIL 1, 2012

ORI PROPERTIES SUBJECT INTERESTS

(see attached)

Exhibit E